UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

SOUTHERN CALIFORNIA EDISON COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

EDISON INTERNATIONAL

AND

SOUTHERN CALIFORNIA EDISON COMPANY

NOTICE OF ANNUAL MEETING

AND

JOINT PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2011

March 18, 2011

Dear Shareholder:

You are invited to attend the Edison International (“EIX”) and Southern California Edison Company (“SCE”) Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, April 28, 2011, at 9:00 a.m., Pacific Time, at the Hilton Los Angeles/San Gabriel Hotel, 225 West Valley Blvd., San Gabriel, California 91776.

The EIX and SCE Notice of Annual Meeting and Joint Proxy Statement discuss the matters to be considered at the Annual Meeting.

You may vote your proxy via the Internet, by telephone, or by mail. Please follow the instructions on the Notice of Internet Availability of proxy materials that you received in the mail (the “Notice”) and/or your proxy card.

If you receive more than one copy of the Notice or more than one proxy card, it means your shares are held in more than one account. You should vote the shares in all of your accounts. Voting by any of the available methods will ensure that you are represented at the Annual Meeting, even if you are not present. Please note that to vote your shares by Internet or telephone, you will need the control number on your Notice or proxy card.

Your vote is important, whether or not you expect to attend the Annual Meeting, and regardless of the number of shares you own. Please take the first opportunity to ensure that your shares are represented at the Annual Meeting. Voting promptly will save us the cost of additional solicitations.

Thank you very much for your continued interest in the business of EIX and SCE.

Sincerely,

Theodore F. Craver, Jr.	Ronald L. Litzinger
Chairman of the Board, President and Chief Executive Officer	President Southern California Edison Company
Edison International

NOTICE OF ANNUAL MEETING

Thursday, April 28, 2011

9:00 a.m., Pacific Time

Hilton Los Angeles/San Gabriel Hotel

225 West Valley Blvd.

San Gabriel, California 91776

Directions to the 2011 Edison International (“EIX”) and Southern California Edison Company (“SCE”) annual meeting are on the last page of the Joint Proxy Statement, which can be viewed at www.edison.com/annualmeeting.

Matters to be acted upon by EIX and SCE shareholders:

1.	Election of 12 Directors to the EIX Board and 13 Directors to the SCE Board. The names of the Director nominees are as follows:

Jagjeet S. Bindra	Bradford M. Freeman	James M. Rosser
Vanessa C.L. Chang	Ronald L. Litzinger*	Richard T. Schlosberg, III
France A. Córdova	Luis G. Nogales	Thomas C. Sutton
Theodore F. Craver, Jr.	Ronald L. Olson	Brett White
Charles B. Curtis

*	Ronald L. Litzinger is a Director nominee for the SCE Board only.

2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm.

3.	Advisory Vote on Executive Compensation.

4.	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.

The EIX and SCE Boards of Directors recommend that you vote “FOR” Items 1 through 3, and recommend that you vote “1 YEAR” for Item 4.

Matter to be acted upon by EIX shareholders only:

5.	Management Proposal to Approve an Amendment to the EIX 2007 Performance Incentive Plan.

The EIX Board of Directors recommends that you vote “FOR” Item 5.

EIX and SCE shareholders may also vote on any other matters properly brought before the meeting.

Dated: March 18, 2011

For the Boards of Directors,

BARBARA E. MATHEWS
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary
Edison International
Southern California Edison Company

EDISON INTERNATIONAL

SOUTHERN CALIFORNIA EDISON COMPANY

2244 WALNUT GROVE AVENUE

ROSEMEAD, CALIFORNIA 91770

JOINT PROXY STATEMENT

INTRODUCTION

The EIX and SCE Boards of Directors are soliciting proxies from you for use at the Annual Meeting, or at any adjournment or postponement thereof. Proxies allow properly designated individuals to vote on your behalf at the Annual Meeting. The proxy materials are being mailed or made available to you via the Internet beginning on March 18, 2011.

In this Joint Proxy Statement:

•

Holding shares as a “registered” shareholder or “of record” means your shares are registered in your own name on the Company’s records. Shares held in the Dividend Reinvestment and Direct Stock Purchase Plan account are included.

•

Holding shares in “street name” means your shares are held in a brokerage account or through a trustee, custodian or other third party (referred to as a nominee), and you are considered the beneficial owner of those shares. Your name does not appear on the Company’s records as a shareholder.

•	“401(k) Plan” means the employee benefit plan known as the Edison 401(k) Savings Plan through which participants may hold interests in EIX shares through the EIX Stock Fund.

•	“401(k) Plan shareholders” means participants in the 401(k) Plan who hold interests in EIX shares through the EIX Stock Fund.

•	“Annual Meeting” means both the EIX and SCE annual meetings of shareholders, which are held jointly.

•	“Board” means both the EIX and SCE Boards of Directors, unless otherwise indicated.

•	“Committee” means the applicable Board committee of both EIX and SCE, unless otherwise indicated.

•	“Company” means both EIX and SCE, unless otherwise indicated.

•	“EIX” means Edison International.

•	“EMG” means Edison Mission Group Inc., a wholly-owned subsidiary of EIX, and holding company of Edison Mission Energy (“EME”), an independent power producer.

•	“ERISA” means the Employee Retirement Income Security Act of 1974.

•

“Notice of Internet Availability” means the notice regarding the Internet availability of the Company’s proxy materials, which was sent to most shareholders in lieu of printed copies of the proxy materials, as permitted under Securities and Exchange Commission rules.

•

“Proxy card” means either a proxy card, which you may receive if you are a registered shareholder, or a voting instruction form, which you may receive if you hold shares in street name or are a 401(k) Plan shareholder.

•	“SCE” means Southern California Edison Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 28, 2011: The Joint Proxy Statement and the Company’s 2010 Annual Report are available at www.edison.com/annualmeeting.

PROXY AND VOTING PROCEDURES

What is included in the proxy materials?

The proxy materials include:

•	The Notice of Annual Meeting and Joint Proxy Statement;

•	The EIX and/or SCE 2010 Annual Reports;

•	The proxy card; and

•	The Notice of Internet Availability.

Why did the Company mail a Notice of Internet Availability of proxy materials instead of a printed copy of the materials?

Making the proxy materials available to shareholders via the Internet will save us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment.

If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. The Notice includes instructions on how to:

•	Access and review the proxy materials;

•	Submit your proxy via the Internet; and

•	Request a printed copy of proxy materials by mail.

Why did some shareholders receive printed or email copies of the proxy materials?

We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.

Who can vote?

All owners of voting stock at the close of business on March 2, 2011 (the record date) are entitled to vote.

On each Item of EIX business, holders of EIX Common Stock are entitled to one vote per share. On each Item of SCE business, holders of SCE

Cumulative Preferred Stock are entitled to six votes per share and EIX, as the holder of SCE Common Stock, is entitled to one vote per share. All shares of SCE Common and Cumulative Preferred Stock vote together as one class.

Who can attend the Annual Meeting?

All shareholders on the record date, or their duly appointed proxies, may attend the meeting. All shareholders will be required to pass through a security inspection area and check in at the registration desk at the meeting. The registration desk will open at 8:00 a.m. and meeting room doors will open at 8:30 a.m., Pacific Time. For the privacy of other attendees and to avoid distraction, shareholders will not be permitted to use cameras or recording devices at the meeting.

If you are a registered shareholder or a 401(k) Plan shareholder, we will be able to verify your share ownership from the share register with proper identification. No admission pass is required.

If your shares are held in street name, you will need to bring proper identification and a letter or an account statement from your broker or other nominee reflecting your stock ownership as of the record date.

Individual shareholders may bring one guest to the Annual Meeting. A shareholder that is a corporation, partnership, association or other entity is limited to three authorized representatives at the Annual Meeting.

How do I vote?

Your vote is important. You can save us the expense of additional solicitations by voting promptly. Please follow the instructions described below:

By Internet – Shareholders who received a Notice of Internet Availability may vote via the Internet by following the instructions on the Notice. Shareholders who received a proxy card by mail may vote via the Internet by following the instructions on the proxy card. When voting via the Internet, all shareholders must have available the control number included on their Notice of Internet Availability or proxy card. Under California law, you may transmit a proxy via the Internet.

By Telephone – Registered or 401(k) Plan shareholders may vote by telephone by calling 1-800-560-1965 and following the recorded instructions. Most shareholders who hold their shares in street name may vote by phone by calling the number provided by their broker. When voting by telephone, all shareholders must have available the control number included on their Notice of Internet Availability or proxy card.

By Mail – Shareholders who received a printed copy of these proxy materials may vote by mail by completing, signing, dating and returning their proxy card as indicated.

In Person – Registered shareholders may vote in person by attending the Annual Meeting and completing a ballot distributed at the meeting. Shareholders who hold their shares in street name may vote in person by attending the Annual Meeting only if they have requested and received a legal proxy from their broker or other nominee, and deliver the proxy to the inspector of election before or at the meeting. 401(k) Plan shareholders may not cast votes in person at the Annual Meeting.

What is the deadline to vote and how do I change my vote?

If you are a registered shareholder, the inspector of election will accept your proxy by telephone or via the Internet until 9:00 p.m., Pacific Time, on April 27, 2011, and by mail if it is received by the inspector of election before the polls close at the Annual Meeting. Registered shareholders may change their vote prior to the deadline by writing to the Corporate Secretary at the address above (so that it is received prior to the deadline), voting again by mail, telephone or the Internet, or voting in person at the Annual Meeting.

If you hold shares in street name, most brokers will accept your proxy by telephone or the Internet until 9:00 p.m., Pacific Time, on April 27, 2011, and by mail if it is received by your broker’s designated agent by 9:00 a.m., Pacific Time, on April 28, 2011. Contact your broker or other nominee before the Annual Meeting to determine the actual deadline and whether and how you can change your vote.

If you are a 401(k) Plan shareholder, your proxy must be received by 9:00 p.m., Pacific Time, on April 26,

2011 for the 401(k) Plan trustee to vote your shares. 401(k) Plan shareholders may change their vote at any time prior to this deadline by voting again. The last vote received within this timeframe will be the vote that is counted.

What does it mean if I get more than one Notice of Internet Availability or proxy card?

It indicates that your shares are held in more than one account, such as two brokerage accounts, or you hold both registered and street name shares. You should use the specific control numbers provided on each Notice of Internet Availability or proxy card and vote each Notice or proxy card to ensure that all of your shares are voted.

What shares are covered by the proxy card?

This depends on how you hold your shares, and whether you hold shares in EIX, SCE, or both EIX and SCE.

For EIX registered and 401(k) Plan shareholders, you will receive or have Internet access to a single proxy card that covers all shares of EIX Common Stock in your registered and 401(k) Plan accounts, including fractional shares held in the 401(k) Plan but excluding fractional shares held in the Dividend Reinvestment and Direct Stock Purchase Plan.

For SCE registered shareholders, you will receive or have Internet access to separate proxy cards for each series of preferred stock registered in your name.

If you hold shares in both EIX and SCE, you will receive or have Internet access to separate proxy cards for each Company.

If you hold shares of EIX and/or SCE in street name, you will receive or have Internet access to separate proxy cards from each broker or other nominee.

What happens if I submit my proxy card but do not indicate my voting preference?

The proxies and 401(k) Plan trustee will vote “FOR” election of all nominees for Director (Item 1), “FOR” ratification of the appointment of the independent registered public accounting firm (Item 2), “FOR” approval of executive compensation (Item 3), to hold the advisory vote on executive compensation every

year (Item 4), and “FOR” approval of an amendment to the EIX 2007 Performance Incentive Plan (Item 5, EIX only).

What happens if I submit my proxy card but do not sign or date my card?

Those shares will be treated as unvoted shares on all matters and will not be considered as present and part of the quorum.

What happens if I do not vote?

If you are a registered shareholder, your shares will not be voted.

If you hold your shares in street name and do not provide a proxy card, most brokers or other nominees will only have authority to vote your shares on ratification of the appointment of the independent registered public accounting firm (Item 2). With respect to each of the other Items, most brokers or other nominees will not have authority vote your shares, and the shares will instead be treated as “broker non-votes.”

If you are a 401(k) Plan shareholder, the 401(k) Plan trustee will vote your shares in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan shareholders, unless contrary to ERISA.

How many votes do you need to hold the meeting?

A quorum is required for the Company to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast constitutes a quorum. All shares represented by a properly signed proxy will be considered as present and part of the quorum, even if you or your broker or other nominee doesn’t vote or abstains on any or all matters.

As of the record date, EIX had 325,811,206 shares of EIX Common Stock outstanding, 325,797,702 of which are entitled to cast a total of 325,797,702 votes. Therefore, a quorum for EIX is 162,898,852 shares. SCE had 4,800,198 shares of Cumulative Preferred Stock outstanding and entitled to cast a total of 28,801,188 votes, and 434,888,104 shares of SCE Common Stock outstanding and entitled to cast a total of 434,888,104 votes. Voting together as a class, the SCE shareholders have the right to cast a total of 463,689,292 votes. Therefore, a quorum for SCE is 231,844,647 shares.

What vote is required to adopt each Item at the meeting?

A majority voting standard applies to approve all Items described in this Joint Proxy Statement. A Director nominee will be elected, and a proposal will be approved, if the following votes are obtained:

•

The affirmative vote of at least a majority of the votes cast on the proposal. For all Items, broker non-votes are not treated as votes cast. For Items 1-4, abstentions also are not treated as votes cast and therefore abstentions and broker non-votes will not affect that vote. For Item 5, abstentions are treated as votes cast and will have the effect of votes cast against the proposal, and broker non-votes will have no effect;

•

The affirmative vote of at least a majority of the votes required to constitute a quorum. Abstentions and broker non-votes are not treated as votes cast and will have the effect of votes cast against the proposal; and

•

For Item 5, the total votes cast on the proposal must also constitute a quorum for EIX. For this purpose abstentions are treated as, and will have the effect of, votes cast for Item 5 and broker non-votes will have the effect of votes cast against Item 5.

For Item 4, if no option receives the affirmative vote of at least a majority of the votes cast, the option receiving the highest number of affirmative votes will be considered to be the preferred option of the shareholders.

Who will count the votes?

Wells Fargo Bank, N.A., will tabulate the votes and is expected to act as the inspector of election. To protect the confidentiality of votes cast under the 401(k) Plan, 401(k) Plan shareholders’ voting instructions are given directly to Wells Fargo. Wells Fargo will tabulate those votes and provide aggregate voting results directly to the 401(k) Plan trustee. EIX will not have access to any of the 401(k) Plan shareholders’ voting instructions, and 401(k) Plan voting results are only reported to EIX in the aggregate.

Whom may I call with any questions?

You may call Wells Fargo at 1-800-347-8625 or visit their Internet website at www.wellsfargo.com/shareownerservices.

What happens if additional matters are presented at the Annual Meeting?

The Board is not aware of, and does not intend to present, any business to be acted upon at the Annual

Meeting other than the Items of business described in this Joint Proxy Statement. If you submit a proxy and any other matters should properly come before the Annual Meeting, including matters incident to the conduct of the Annual Meeting, the persons named as proxy holders will have the discretionary authority to vote your shares in accordance with their best judgment. Should any of the nominees for election to the Board become unavailable to stand for election as a Director, the proxies will also have the authority to vote for substitute nominees chosen by the Board.

How much will this proxy solicitation cost?

We have retained Georgeson Inc. to assist us with the solicitation of proxies and will pay an aggregate fee of $20,000 (EIX $18,000 and SCE $2,000) plus expenses. This fee does not include the costs of printing and mailing the proxy materials. Some of the Directors, officers and other employees of the

Company also may solicit proxies personally, by mail, by telephone or by other electronic means for no additional compensation. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining voting instructions.

What is the deadline to submit shareholder proposals or other business to be included in the proxy materials for next year’s Annual Meeting?

To be considered for inclusion in the 2012 Joint Proxy Statement, shareholder proposals for the Company’s 2012 Annual Meeting must be received by November 19, 2011.

Shareholders intending to bring any other business before an Annual Meeting, including Director nominations, must give written notice to the Corporate Secretary of the business to be presented. The notice must be received at our office within the periods, and with the information and documents, specified in the Bylaws.

Assuming that the 2012 Annual Meeting is held on April 26, 2012, as currently specified by the Bylaws, the period for the receipt by the Corporate Secretary of written notice of other business to be brought by shareholders before the 2012 Annual Meeting, including Director nominations, will begin on September 20, 2011 and end on November 19, 2011.

CORPORATE GOVERNANCE

How are potential Director nominees identified and selected by the Board to become nominees?

The Nominating/Corporate Governance Committee, comprised solely of independent directors under NYSE Euronext rules and our Corporate Governance Guidelines, is responsible for recommending Director candidates to the Board.

The Committee will consider candidates recommended by shareholders if they are submitted in writing to the Corporate Secretary and include all of the information required by Article II, Section 4 of our Bylaws plus a written description, together with any supporting materials, of the following:

•

Any direct or indirect business relationships or transactions within the last three years between EIX and its subsidiaries and senior management, on the one hand, and the candidate and his or her affiliates and immediate family members, on the other hand; and

•	The qualifications, qualities and skills of the candidate that the shareholder deems appropriate to submit to the Committee to assist in its consideration of the candidate.

The Committee also considers candidates recommended by our Directors, senior management, and any third-party director search firm retained by the Committee. There are no differences in the manner in which the Committee evaluates a candidate based on the source of the recommendation.

If, based on an evaluation of the candidate’s qualifications, qualities and skills, the Committee determines to continue its consideration of a candidate, one or more Committee members and others as determined by the Committee, interview the candidate. The Committee conducts any further research on the candidate that it deems appropriate. The Committee then determines whether to recommend that the candidate be nominated as a Director. The Board considers the recommendation and determines whether to nominate the candidate for election.

What information does the Nominating/Corporate Governance Committee consider when recommending a Director nominee?

For the Committee to recommend a Director nominee, the candidate must at a minimum possess the qualifications, qualities and skills in our Corporate Governance Guidelines, including:

•	A reputation for integrity, honesty and adherence to high ethical standards;

•	Experience in a generally recognized position of leadership; and

•	The demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

The Committee also considers other factors and information, including the Board’s current need for additional members, the candidate’s potential for increasing the Board’s range of experience, skills and diversity, the candidate’s independence, and specific skills and experience that are relevant to our business strategy.

How does the Nominating/Corporate Governance Committee consider diversity in identifying director candidates?

Our Corporate Governance Guidelines state the Board’s policy that the value of diversity on the Board should be considered. The Committee considers ethnic and gender diversity, as well as diversity of skills, backgrounds and qualifications represented on the Board, in recommending nominees for election. In 2010, the Committee discussed the value of diversity on the Board at two Committee meetings. In 2008 and 2011, the Committee retained a director search firm and instructed it to identify and coordinate interviews with candidates reflecting ethnic and gender diversity.

The Committee evaluates its effectiveness in achieving diversity on the Board through its annual review of Board composition, which identifies ethnicity, gender and industry experience, prior to recommending nominees for election.

How does the Board determine which Directors are considered independent?

Our Corporate Governance Guidelines require that the Board consist of at least a majority of independent Directors. The Company uses the NYSE listing standards to determine independence.

Additionally, the Audit, Compensation and Executive Personnel, and Nominating/Corporate Governance Committees are required to be comprised solely of independent Directors. The Audit and Compensation Committee charters contain additional independence requirements for committee membership.

No Director will be considered independent if he or she would not qualify as independent under NYSE listing standards. Other Directors are determined to be independent unless the Director has a material relationship with the Company or its subsidiaries.

The Board has determined that the types of relationships described in Section B of Exhibit A-1 to our Corporate Governance Guidelines are not material for purposes of determining Directors’ independence. As a result, the Board does not consider these relationships in making Director independence determinations.

For relationships not prohibited by NYSE rules and not covered under the categories of immaterial relationships in our Guidelines, the determination of whether a relationship is material or not, and therefore whether a Director is independent or not, is made in good faith by the Directors. The Director whose relationship is under consideration abstains from the vote regarding his or her independence.

Which Director nominees has the Board determined are independent?

The Board has determined that Director nominees Bindra, Chang, Córdova, Curtis, Freeman, Nogales, Rosser, Schlosberg, Sutton and White are independent.

The Board reviews the independence of our Directors at least annually, and periodically as needed. In February 2011, prior to recommending Director nominees for election, the Board confirmed that the independent Director nominees had no relationships or transactions that disqualified them as independent.

Who is the Lead Director and what are the Lead Director’s duties and responsibilities?

The Lead Director is designated annually by the independent Directors, must be independent, and is expected to devote a greater amount of time to Board service than the other Directors. The current Lead Director is Richard T. Schlosberg, III, who has served in that role since April 2010. The Lead Director’s duties and responsibilities are described in our Corporate Governance Guidelines and include all of the following:

•	In consultation with the non-employee directors, approve agendas and schedules for Board meetings, and approve the flow of information to the Board;

•	Preside at all meetings at which the Chairman is not present, including executive sessions of the non-employee and the independent directors, and apprise the Chairman of the issues considered;

•	Be available to serve as a liaison between the Chairman and the independent directors;

•	Be available for consultation and direct communication with the Company’s shareholders and other interested parties;

•	Call meetings of the non-employee and the independent directors when necessary and appropriate; and

•	Perform other duties delegated by the non-employee directors.

Why does the Board believe that its Board leadership structure is appropriate?

The Board has determined that the combined role of Chairman and CEO, together with an independent Lead Director having the duties described above, is in the best interest of our shareholders because it provides the appropriate balance between effective leadership of the Company and independent oversight of management. The EIX Board also believes that having Mr. Craver serve in the combined role of EIX Chairman and CEO is in the best interests of our shareholders because:

•	He is most familiar with our business and industry, and most capable of identifying strategic priorities and leading the Board’s review of strategy;

•	His day-to-day presence at the Company and interaction with management make him most capable of identifying and prioritizing issues and risks for the Board’s attention;

•	The combined role conveys the Board’s confidence in his leadership to shareholders and other stakeholders; and

•	The combined role provides clear accountability for effective leadership and results.

The Board continues to monitor trends in this area and could, under different circumstances, reach a different conclusion.

What is the Board’s role in CEO succession planning?

The Board believes that CEO succession planning is one of its most important responsibilities. Our Corporate Governance Guidelines provide that the Board will annually review and evaluate succession planning and management development for the Company’s senior officers, including the CEO.

At least annually, the Board meets in executive session with the EIX CEO to discuss succession planning. The discussion includes CEO succession in the ordinary course, CEO succession in the event of an emergency, and succession for other key senior management positions. The frequency of the Board’s succession planning discussions depends in part on the period until the CEO’s expected retirement. For example, the Board discussed succession planning more frequently in the year prior to the announcement that Mr. Craver would succeed the prior EIX CEO upon his retirement.

In the succession planning process, internal CEO succession candidates are identified and evaluated based on criteria considered predictive of success at the CEO level, taking into account the Company’s business strategy. The Board uses a common talent assessment format for each individual. The assessment includes a development plan for each individual.

Our Corporate Governance Guidelines provide that the Board will have opportunities to become acquainted with the senior officers of the Company and others who may have the potential to handle significant management positions. This is carried out through opportunities for officers to make presentations to the Board and Board committees, director education sessions, other business interactions, and social events intended for this purpose.

In addition to the succession planning process, the Compensation and Executive Personnel Committee annually reviews the performance of the CEO and other senior officers. The performance review process is discussed under “Compensation Discussion and Analysis – Compensation Committee Role and Responsibilities” below. The Committee reports on the results to the Board.

What is the Board’s role in risk oversight?

Our Corporate Governance Guidelines provide that one of the Board’s primary functions is to review the Company’s enterprise risk management process and monitor strategic and emerging risks. The Board annually reviews key enterprise risks identified by management, such as financial, reputational, safety and security, and compliance risks, and periodically monitors key risks through reports and discussions regarding key risk areas at Board meetings. The Board also focuses on specific strategic and emerging risks in periodic strategy reviews. The Board annually reviews and approves corporate goals and capital budgets.

Board committees have responsibility for risk oversight in specific areas as follows:

The Audit Committee is responsible for oversight of (i) risk assessment and risk management policies, (ii) major financial risk exposures, and (iii) the steps management has taken to monitor and control these exposures. In carrying out these responsibilities, the Committee semi-annually reviews the Company’s risk management processes and key enterprise risks, reviews the EIX risk management committee charter, and receives regular reports on litigation, internal audits and compliance. The Committee also annually reviews and approves the internal audit plan.

The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Committee’s risk assessment process and factors considered in assessing risk are discussed under “Compensation Discussion and Analysis – Compensation Design and Risk” below.

The Finance Committee monitors risk in the Company’s capital investment activities. The Committee regularly monitors the level of capital investment relative to approved capital budgets and must approve significant capital spending variances and projects that are not included in approved capital budgets.

The Nominating/Corporate Governance Committee advises the Board with respect to Board size and composition, Board committee composition and responsibilities, Lead Director selection and corporate governance practices that help position the Board to effectively carry out its risk oversight responsibility.

The Board believes that its leadership structure supports the Board’s risk oversight function. Independent directors chair the Board committees responsible for risk oversight, the Company has an independent Lead Director who facilitates communication between management and directors, and all directors are involved in the review of key enterprise risks.

How many times did the Board meet in 2010?

The Board met six times in 2010. Each Director attended 75% or more of all Board and Board committee meetings he or she was eligible to attend. The Board held four executive sessions of the non-employee Directors and one executive session of the independent Directors.

Does the Company have a policy on attendance of Director nominees at Annual Meetings?

Director nominees are expected to attend Annual Meetings. Ten of the 12 EIX Directors and 11 of the 13 SCE Directors attended the 2010 Annual Meeting. One Director was unable to travel to the United States because of the Iceland volcano and the other Director was in Europe at an event honoring his wife’s service as Chair of the international organization Human Rights Watch.

Are Directors required to hold EIX Common Stock?

Yes. Within five years from the date of their initial election to the Board, Directors are required to beneficially own an aggregate number of shares of EIX Common Stock or derivative securities convertible into EIX Common Stock, excluding stock options, having a value equivalent to five times the amount of the annual Board retainer.

All Directors comply with these stock ownership guidelines.

Does EIX have a policy on shareholder rights plans?

The EIX Board has a policy to seek prior shareholder approval of the adoption of any shareholder rights plan unless, due to time constraints or other reasons consistent with the EIX Board’s fiduciary duties, a committee consisting solely of independent Directors determines that it would be in the best interests of EIX shareholders to adopt the plan prior to shareholder approval. Any rights plan adopted by the EIX Board without prior shareholder approval will automatically terminate one year after adoption of the plan unless the plan is approved by EIX shareholders prior to such termination.

Is SCE subject to the same corporate governance stock exchange listing standards as EIX?

No. SCE is listed on the NYSE Amex Equities stock exchange, which exempts SCE from designated corporate governance standards for Board and Board committee composition, including director independence, the director nominations process, and the process to determine executive compensation. SCE is exempt from these rules because (i) it is a “controlled company” with over 50% of the voting power held by its parent company, EIX, and (ii) it has listed only preferred stock on the exchange.

How may I communicate with the Board?

Shareholders and other interested parties may communicate with the Board or individual Directors by following the procedures described on our website at www.edisoninvestor.com, under “Corporate Governance.”

Where can I find the Company’s corporate governance documents?

The EIX Bylaws, Corporate Governance Guidelines, and Board committee charters, and the Ethics and Compliance Code applicable to all Directors, officers and employees of the EIX companies, are posted on our website at www.edisoninvestor.com, under “Corporate Governance.”

The SCE Bylaws, Corporate Governance Guidelines and Board committee charters are posted on our website at www.sce.com/AboutSCE/CompanyOverview/ CorporateGovernance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that the Nominating/Corporate Governance Committee review at least annually, and periodically as needed, any transaction in the prior calendar year or any proposed transaction between the EIX companies and a related person in which the amount involved exceeds $120,000 and the related person has a material interest. A related person is generally a Director, a Director nominee, an executive officer, or a greater than 5% beneficial owner of any class of voting securities of EIX or SCE, and their immediate family members. This policy is stated in writing in the Nominating/Corporate Governance Committee charter.

The Committee’s regular procedure is to obtain from management annually, and periodically as needed, a list of the transactions with related persons described above, and to review these transactions at a meeting held in advance of recommending Director nominations to the Board. The list is based on information from questionnaires completed by our Directors, Director nominees, and executive officers, together with information obtained from our accounts payable and receivable records. The Committee’s procedure is evidenced in the minutes and records for the Committee meeting at which the review occurred.

Director Olson is a partner of the law firm of Munger, Tolles & Olson LLP, which provided legal services to the EIX companies in 2010. Such services are expected to continue in the future. The amount paid to Munger, Tolles & Olson LLP for legal services during 2010 was $6,667,255. Mr. Olson personally provided five hours of legal services to the EIX companies in 2010.

The terms and conditions of the Company’s relationship with Munger, Tolles & Olson LLP are comparable to the terms and conditions of the Company’s relationships with other law firms.

BOARD COMMITTEES

The current membership and primary functions of our Audit, Compensation and Executive Personnel, Nominating/Corporate Governance, and Finance Committees are described below.

Director	Audit Committee	Compensation and Executive Personnel Committee	Nominating/ Corporate Governance Committee	Finance Committee
Jagjeet S. Bindra(1)	X			X
Vanessa C.L. Chang	X			X
France A. Córdova			X	X
Charles B. Curtis			Chair	X
Bradford M. Freeman	X	X
Luis G. Nogales	X			Chair
Ronald L. Olson				X
James M. Rosser		X	X
Richard T. Schlosberg, III(2)		Chair	X
Thomas C. Sutton	Chair Financial Expert	X
Brett White		X	X
Number of Meetings Held in 2010 (EIX/ SCE)	6/6	5/6	5/5	4/4

(1)	Mr. Bindra was appointed to the Audit and Finance Committees upon his election to the Board on April 22, 2010.

(2)	Mr. Schlosberg served as a member of the Audit Committee until April 22, 2010.

Audit Committee

The Audit Committee’s duties and powers, which are further described in its charter, include the following:

•	Appoint the independent registered public accounting firm.

•	Assist the Board in its oversight of:

•	the integrity of financial statements;

•	finance, accounting, legal compliance and ethics disclosure and internal control systems;

•	compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	the performance of the internal audit function.

•

Meet regularly with management, the independent registered public accounting firm, and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged.

•	Recommend to the Board the inclusion of the year-end audited financial statements in the Company’s Annual Report on Form 10-K.

•

Review with the independent registered public accounting firm the scope of audit and other engagements and the related fees, their independence, the adequacy of internal accounting controls, and the year-end audited financial statements.

•	Oversee the Company’s (i) risk assessment and risk management policies, (ii) major financial risk exposures and (iii) the steps management has taken to monitor and control these exposures.

Compensation and Executive Personnel Committee

The Compensation and Executive Personnel Committee’s duties and powers, which are further described in its charter, include the following:

•	Review the performance and set the compensation of designated elected officers, including the executive officers.

•	Review Director compensation for consideration and action by the Board.
•	Approve the design of executive and Director compensation programs, plans and arrangements.

•	Review and assess whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s duties and powers, which are further described in its charter, include the following:

•	Periodically review Board size and composition and identify and recommend Director candidates.

•	Review related party transactions.

•	Periodically review and recommend updates to the Corporate Governance Guidelines.

•	Advise the Board with respect to corporate governance matters.

•	Oversee the evaluation of the Board and Board committees.

•	Review the orientation program for new Directors and continuing education activities for all Directors.

Finance Committee

The Finance Committee’s duties and powers, which are further described in its charter, include the following:

•	Review and monitor capital spending compared to budget.

•	Approve significant capital spending variances and significant capital projects not included in the budget.

•	The EIX Finance Committee reviews the following at least annually:

•	the financing plans, capital structure and credit ratings of EIX and its subsidiaries;

•	the trust investments of EIX; and

•	the EIX corporate contributions budget.

•	The SCE Finance Committee reviews SCE’s financing plans, capital structure, credit ratings, and trust investments at least annually.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee monitors and oversees these processes. The Committee members are not accountants or auditors by profession and, therefore, have relied on certain representations from management and the independent registered public accounting firm about carrying out its responsibilities.

In connection with the December 31, 2010 financial statements, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company’s management;

•

Discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required by the statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board; and

•

Received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers its independence from the Company.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2010 Annual Report on Form 10-K to be filed with the SEC.

Thomas C. Sutton, Chair

Jagjeet S. Bindra

Vanessa C.L. Chang

Bradford M. Freeman

Luis G. Nogales

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to EIX (consolidated total including EIX and its subsidiaries) and SCE, respectively, for the fiscal years ended December 31, 2010 and December 31, 2009, by PricewaterhouseCoopers:

Type of Fee	EIX and Subsidiaries ($000)		SCE ($000)

	2010	2009	2010	2009
Audit Fees	$9,726	$10,850	$5,766	$6,492
Audit-Related Fees(1)	64	116	25	116
Tax Fees(2)	4,343	5,144	3,612	4,429
All Other Fees(3)	18	363	14	355
Totals	$14,151	$16,473	$9,417	$11,392

(1)

The nature of the services comprising these fees were assurance and related services related to the performance of the audit or review of the financial statements and not reported under “Audit Fees” above.

(2)

These aggregate fee amounts are composed of tax compliance fees and other tax fees. Those fees were to support compliance with federal, state and foreign tax reporting and payment requirements, including tax return review and review of tax laws, regulations or cases.

(3)	These fees are related to support services for an SCE computer system and an annual subscription to an Internet accounting research service.

The Audit Committee is required to review with management and pre-approve all audit services to be performed by the independent registered public accounting firm and all non-audit services that are not prohibited and that require pre-approval under the Exchange Act. The Committee’s pre-approval responsibilities may be delegated to one or more Committee members, provided that such delegates present any pre-approval decisions to the Committee at its next meeting. The Committee has delegated such pre-approval responsibilities to the Committee Chair. The independent registered public accounting firm must assure that all audit and non-audit services provided to the Company have been approved by the Audit Committee.

During the fiscal year ended December 31, 2010, all services performed by PricewaterhouseCoopers were pre-approved by the Audit Committee, irrespective of whether the services required pre-approval under the Exchange Act.

ITEM 1

ELECTION OF DIRECTORS

Twelve Directors will be elected to the EIX Board and 13 Directors will be elected to the SCE Board, each to hold office until the next Annual Meeting. The Director nominees of EIX and SCE are the same, except that Mr. Litzinger is a nominee for the SCE Board only. A biography of each nominee describing his or her age, business experience during the past five years, and other prior relevant business experience is presented below. The biography includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a Director. While each nominee’s entire range of experience and skills is considered important, particular experience that contributes to the diversity and effectiveness of the Board is identified below.

JAGJEET S. BINDRA

Mr. Bindra, age 63, has been a Director of EIX and SCE since April 2010. He served as president of Chevron Global Manufacturing, responsible for Chevron Corporation’s worldwide refining operations, from 2004 until his retirement in 2009. During his 32-year career at Chevron, Mr. Bindra also served as managing director and chief executive officer of Caltex Australia Limited (2002 to 2003), president of Chevron Pipeline Co. (1997 to 2002), and senior vice president, pipelines, Chevron Overseas Petroleum, Inc. (1995 to 1997). He has been a director of Larsen & Toubro Limited (India) and Transfield Services Limited (Australia) since 2009. Mr. Bindra is a graduate of the Indian Institute of Technology in Kanpur, India, and holds a Master of Science degree in Chemical Engineering from the University of Washington and an MBA degree from Saint Mary’s College of California.

Mr. Bindra brings to the Board global experience in a capital intensive industry in the energy sector, which is particularly relevant to the Company’s capital investment program and growth strategy. He has expertise in energy value chain and asset management. He also brings independent guidance, strategic management experience and a unique perspective to Board deliberations as our newest Director.

VANESSA C.L. CHANG

Ms. Chang, age 58, has been a Director of EIX and SCE since 2007. She is a principal of EL & EL Investments, a private real estate investment business (since 1999). Ms. Chang has served as chief executive officer and president of ResolveItNow.com, an online dispute resolution service (2000 to 2002) and senior vice president of Secured Capital Corporation, a real estate investment bank (1998). She was a partner of the accounting firm KPMG Peat Marwick LLP for 11 years. Ms. Chang has been a director or trustee of three funds in the American Funds family, advised by Capital Research and Management Company, since 2000, and a director of Blue Shield of California since 2005. She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

Ms. Chang brings to the Board experience in accounting and financial reporting and oversight matters. She has spent most of her career in the Southern California area and brings knowledge of the community served by SCE. She also brings experience as a director of public, private and nonprofit organizations, corporate governance knowledge, and independent guidance as an important contributor to Board deliberations.

FRANCE A. CÓRDOVA

Dr. Córdova, age 63, has been a Director of EIX and SCE since 2004. She is the president of Purdue University (since 2007). Dr. Córdova previously served as chancellor of the University of California, Riverside (2002 to 2007) and vice chancellor for research and a professor of physics for the University of California, Santa Barbara (1996 to 2002). From 1993 to 1996, she served as NASA Chief Scientist. Dr. Córdova has been a director of SAIC, Inc. since 2008, and served as a director of Belo Corporation from 2003 to 2007. She serves on the National Science Board, the Board of Regents of the Smithsonian Institute and the Board of Trustees of the Mayo Clinic. Dr. Córdova is a graduate of Stanford University and holds a Ph.D in Physics from the California Institute of Technology.

Dr. Córdova brings to the Board public institution leadership experience and expertise in science and technology matters. Her expertise in technology is particularly valuable in connection with advanced technology developments in the utility industry and renewable energy. She also brings the perspective and insight of a director of other public and private companies and governmental and civic organizations.

THEODORE F. CRAVER, JR.

Mr. Craver, age 59, is the Chairman of the Board, President and Chief Executive Officer of EIX (since 2008). He has been a Director of EIX since 2007 and of SCE since 2008. Mr. Craver has served as Chairman of the Board, President and Chief Executive Officer of EMG (2005 to 2008), and Executive Vice President (2002 to 2004), Chief Financial Officer (2000 to 2004) and Treasurer (1996 to 2004) of EIX. Before joining the Company as Vice President and Treasurer in 1996, Mr. Craver served as executive vice president and corporate treasurer of First Interstate Bancorp (1991 to 1996) and executive vice president and chief financial officer of First Interstate’s wholesale banking subsidiary (1986 to 1991). He has been a director of Health Net, Inc. since 2004. Mr. Craver is a graduate of the University of Southern California, where he also received his MBA degree.

Mr. Craver brings to the Board in-depth knowledge of the Company’s business, industry and strategy, experienced leadership and a finance background. He has had experience dealing with difficult challenges faced by the Company, including the California energy crisis. He is a leader in the electric utility industry, serving on the board and executive committee of the Edison Electric Institute, an association of U.S. shareholder-owned electric companies, and chairman of the Electric Power Research Institute, which provides independent, public-benefit research and development relating to the generation, delivery and use of electricity.

CHARLES B. CURTIS

Mr. Curtis, age 70, has been a Director of EIX and SCE since 2006. He served as president and chief operating officer of the Nuclear Threat Initiative, a private foundation dealing with national security issues (2001 to 2009). Mr. Curtis is currently a senior advisor to the Center for Strategic and International Studies, a public policy research institution (since 2009). He has served as executive vice president of the United Nations Foundation (2000) and a partner of the law firm of Hogan & Hartson (1997 to 2000). Mr. Curtis also served as deputy secretary of the U.S. Department of Energy (1995 to 1997), under secretary of the U.S. Department of Energy (1994 to 1995), and chairman of the Federal Energy Regulatory Commission (1977 to 1981). He has been a trustee of the Putnam Funds, a family of over 100 equity and fixed income mutual funds, since 2001. Mr. Curtis is a graduate of the University of Massachusetts, Amherst, and Boston University Law School.

Mr. Curtis brings to the Board experience in energy policy and regulation, which is highly relevant to the Company’s business. His expertise in security and nuclear power issues, his public policy experience and his background in legal and compliance matters are also particularly relevant to the Company’s business. His experience in leadership and oversight of public and private organizations has provided a strong corporate governance knowledge that is valuable in his role as Chair of the Company’s Nominating/Corporate Governance Committee.

BRADFORD M. FREEMAN

Mr. Freeman, age 69, has been a Director of EIX and SCE since 2002. He is a founding partner of Freeman Spogli & Co., a private investment company (since 1983). Mr. Freeman has served as managing director of the brokerage firm Dean Witter Reynolds, Inc. (1976 to 1983). He has been a director of CB Richard Ellis Group, Inc. since 2001. Mr. Freeman is a graduate of Stanford University and holds an MBA degree from Harvard Business School.

Mr. Freeman brings to the Board knowledge and experience in the capital markets and securities business, which is particularly valuable in the Company’s capital intensive business and in the context of its capital investment and growth strategy. He also brings the perspective of managing an investment portfolio and an understanding of shareholder concerns. As a result of his career in the Southern California area, he brings knowledge of the community served by SCE.

RONALD L. LITZINGER

Mr. Litzinger, age 51, became President and a Director of SCE on January 1, 2011. He has held a wide range of executive positions at the EIX companies since joining SCE as an engineer in 1986, including President and Chief Executive Officer of EMG (2008 through 2010), Senior Vice President of SCE responsible for transmission and distribution operations (2005 to 2008), Vice President of EIX responsible for strategic planning (2004 to 2005), Senior Vice President and Chief Technical Officer of EME (2002 to 2004), and Senior Vice President of EME’s worldwide operations (1999 to 2002). Mr. Litzinger is a graduate of the University of Washington with a chemical engineering degree and received a Master of Arts degree from the University of Redlands.

Mr. Litzinger brings to the SCE Board in-depth knowledge of the Company’s business, experienced leadership and an engineering background. He also brings senior executive, operations and strategic planning experience developed during his 24 years of service with the Company.

LUIS G. NOGALES

Mr. Nogales, age 67, has been a Director of EIX and SCE since 1993. He is managing partner of Nogales Investors, LLC, a private equity investment company (since 2001). Mr. Nogales has served as president of Nogales Partners, a private equity investment company (1990 to 2001), president of Univision, a Spanish language television network (1986 to 1988), and chairman of the board and chief executive officer of United Press International, a communications company (1983 to 1986). He has been a director of Arbitron Inc. and KB Home since 2001. Mr. Nogales is a member of the Board of Trustees of the J. Paul Getty Trust. He is a graduate of San Diego State University and Stanford Law School.

Mr. Nogales brings to the Board business, management and chief executive leadership experience in media and marketing enterprises and the Spanish language market, which is particularly relevant in the communities served by SCE. He also brings the perspective and insight of a director of other public companies and a private equity investor who understands shareholder concerns. Mr. Nogales’ mix of executive and investor experience is valuable in his role as Chair of the Company’s Finance Committee. He brings broad knowledge of the Company’s business and corporate history developed through 18 years of service on the Board.

RONALD L. OLSON

Mr. Olson, age 69, has been a Director of EIX and SCE since 1995. He is a partner of the law firm of Munger, Tolles and Olson LLP (since 1970). Mr. Olson has been a director of Berkshire Hathaway, Inc. since 1997, City National Corporation since 2001 and The Washington Post Company since 2003, and a director or trustee for three funds in the Western Asset Funds complex since 2005. He is a trustee of the RAND Corporation and the California Institute of Technology, and a director of the Council on Foreign Relations. Mr. Olson is a graduate of Drake University and University of Michigan Law School, and holds a Diploma in Law from Oxford University.

Mr. Olson brings to the Board legal experience in complex litigation, regulatory and transactional matters and corporate counseling for large corporations. He also has experience in a wide range of governance and public policy matters as a director of various public and private companies and non-profit organizations, and leadership in the community developed through his business and civic affiliations. Mr. Olson brings considerable knowledge of the Company’s business and corporate history developed through 16 years of service on the Board.

JAMES M. ROSSER

Dr. Rosser, age 71, has been a Director of SCE since 1985 and of EIX since 1988. He is the president of California State University, Los Angeles (since 1979). Dr. Rosser is a director of the California Community Foundation, a member of the Board of Governors of the Los Angeles County Economic Development Corporation, and a member of the Government-University-Industrial Research Roundtable of the National Academies. He has served as a director of privately-held companies, including Sanwa Bank of California and Fedco, a membership-based retail store chain that operated in Southern California. Dr. Rosser is a graduate of Southern Illinois University, where he also received his Ph.D and Master of Arts degrees.

Dr. Rosser brings to the Board public institution leadership experience, and community knowledge and leadership. His involvement in local educational, civic and charitable organizations brings a valuable perspective on SCE’s workforce and customer base. He also brings extensive knowledge of the Company’s business and corporate history developed through 26 years of service on the Board.

RICHARD T. SCHLOSBERG, III

Mr. Schlosberg, age 66, has been a Director of EIX and SCE since 2002. He has served as president and chief executive officer of The David and Lucile Packard Foundation, a private family foundation (1999 to 2004), publisher and chief executive officer of The Los Angeles Times (1994 to 1997), and executive vice president and director of The Times Mirror Company, a media communications company (1994 to 1997). Mr. Schlosberg has been a director of eBay Inc. since 2004, and served as a director of BEA Systems, Inc. from 2005 to 2008. He is chairman of the board of the Kaiser Family Foundation. Mr. Schlosberg is a graduate of the United States Air Force Academy, and holds an MBA degree from Harvard Business School.

Mr. Schlosberg brings to the Board business, management and chief executive leadership experience in the communications industry, including in the local markets served by SCE. He also brings executive compensation expertise from his business experience and his experience as a member and Chair of the Company’s Compensation and Executive Personnel Committee. He has exercised additional independent leadership as the Company’s Lead Director, devoting significant time and attention to the Company. He brings the perspective and insight of a director at other public and private companies.

THOMAS C. SUTTON

Mr. Sutton, age 68, has been a Director of EIX and SCE since 1995. He has served as chairman of the board and chief executive officer of Pacific Life Insurance Company (1990 to 2007) and as a trustee of the Pacific Funds (2001 to 2007). Mr. Sutton has been a director of Pacific Mutual Holding Company and Pacific LifeCorp since 1997, and the Public Policy Institute of California since 2002. He is a graduate of the University of Toronto.

Mr. Sutton brings to the Board business and chief executive leadership experience in an industry which, like the electric utility industry, is highly regulated. He also brings extensive knowledge of finance and accounting matters to his role as the Company’s Audit Committee Chair and financial expert. He brings significant knowledge of the Company’s business and corporate history developed through 16 years of service on the Board.

BRETT WHITE

Mr. White, age 51, has been a Director of EIX and SCE since 2007. He is the chief executive officer and president of CB Richard Ellis Group, Inc., a commercial real estate services firm (since 2005). Mr. White has served as president of CB Richard Ellis Group, Inc. (2001 to 2005) and chairman of the Americas of CB Richard Ellis Services, Inc. (1999 to 2001). He has been a director of CB Richard Ellis Group, Inc. since 2001. Mr. White is a trustee of the University of San Francisco. He is a graduate of the University of California, Santa Barbara.

Mr. White brings to the Board the experience, strategic perspective, critical judgment and analytical skills of an active chief executive officer of a public company. CB Richard Ellis is engaged in commercial real estate services, including property management and development, which is relevant to the Company’s infrastructure growth strategy. He also brings the perspective of a business customer headquartered and doing business in the local markets served by SCE.

The Board recommends that you vote “FOR” the EIX and SCE Director nominees, as applicable.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2011. The Company is asking shareholders to ratify this appointment.

PricewaterhouseCoopers is an international accounting firm which provides leadership in public utility accounting matters. Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they wish.

The Company is not required to submit this appointment to a shareholder vote. Ratification would be advisory only. However, if the shareholders of either EIX or SCE do not ratify the appointment, the appropriate Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Board recommends that you vote “FOR” Item 2.

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In December 2009, the EIX Board adopted a policy to give its shareholders an annual advisory vote on executive compensation. Management’s proposal at last year’s Annual Meeting to approve our executive compensation philosophy, policies and procedures received support from approximately 93% of the votes cast. The advisory vote this year, commonly known as “Say-on-Pay,” is required by SEC rules to be provided and gives shareholders the opportunity to endorse or not endorse our executive compensation.

Our executive compensation is described under “Compensation Discussion and Analysis” below. We encourage you to read it carefully. Our executive compensation program is reviewed and approved by the Compensation and Executive Personnel Committee. The Board believes our competitive compensation structure aligns executive compensation with shareholder value and serves shareholders well.

EIX and SCE request shareholder approval of the compensation paid to their named executive officers, as disclosed in this Joint Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

The Company values constructive dialogue with shareholders on compensation and other important governance matters. Because your vote is advisory, it will not be binding upon the Board or the Company. However, the Compensation and Executive Personnel Committee will consider the outcome of the vote and any constructive feedback from shareholders when making future executive compensation decisions as it deems appropriate.

The Board recommends that you vote “FOR” Item 3.

ITEM 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by SEC rules, this Item 4 provides shareholders with the opportunity to cast an advisory vote on how often the Company should include a “Say-on-Pay” vote in its proxy materials for any shareholders meetings at which directors will be elected and for which the materials require executive compensation information.

The Board believes that “Say-on-Pay” votes should be conducted every year so that shareholders may express their views on the Company’s executive compensation with timely input.

The proxy card gives shareholders the choice to vote to have the “Say-on-Pay” vote every year, every two years or every three years, or abstain from voting.

Therefore, shareholders will not be voting to approve or disapprove the Board’s specific recommendation.

Like the “Say-on-Pay” vote, because your vote is advisory, it will not be binding upon the Board or the Company. However, the Compensation and Executive Personnel Committee values the opinions expressed by shareholders and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board recommends that you vote to hold the advisory vote on executive compensation every year.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of our executive compensation program for our named executive officers (“Named Officers”).

The EIX and SCE Named Officers for 2010 are listed in the table below:

Name and Title	EIX Named Officer	SCE Named Officer
Theodore F. Craver, Jr. EIX Chairman of the Board, President and CEO	X
Alan J. Fohrer SCE Chairman of the Board and CEO through 12/31/2010	X	X
W. James Scilacci EIX Executive Vice President, Chief Financial Officer (CFO) and Treasurer	X
Robert L. Adler EIX Executive Vice President and General Counsel	X
Ronald L. Litzinger EMG Chairman of the Board, President and CEO through 12/31/2010; SCE President effective 1/1/2011	X
Linda G. Sullivan SCE Senior Vice President and CFO		X
John R. Fielder SCE President through 12/31/2010		X
Pedro J. Pizarro SCE Executive Vice President through 12/31/2010; EMG President effective 1/1/2011		X
Peter T. Dietrich SCE Senior Vice President effective 11/15/2010 and Chief Nuclear Officer effective 12/9/2010		X

In this Compensation Discussion and Analysis, the term “CEO” means the Chief Executive Officer of EIX, unless otherwise indicated.

Overview of 2010 Named Officer Compensation

The following summary is intended to be useful in connection with your review of the Summary Compensation Table and your consideration of Item 3 – Advisory Vote on Executive Compensation.

Our Named Officers’ total direct compensation consists of three components: base salary, annual cash incentive awards (shown below in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”), and stock-based long-term incentive awards (shown below in the Summary Compensation Table under “Stock Awards” and “Option Awards”).

Our policy is to set Named Officers’ target base salary and total direct compensation at approximately the median for comparable positions in our utility peer group.

Base salary increases, other than promotional increases, are limited primarily to executives with satisfactory performance whose salaries are low compared to market median.

Our incentive compensation performance measures are balanced between financial, strategic and operational goals (for annual incentive awards) and total shareholder return (for performance shares). Individual performance is also a factor in annual incentive awards.

Annual incentive awards for 2010 were generally above target, primarily reflecting strong financial performance relative to pre-established goals. EIX and SCE exceeded their earnings per share goals. Most of the strategic and operational goals were met or exceeded. See “2010 Executive Compensation Program Elements – Annual Incentives” below.

The Compensation and Executive Personnel Committee (the “Committee”) also took stock price performance into account in the exercise of its discretion in determining Named Officer compensation. In 2010, EIX’s stock price increased 11%, considerably outperforming the Philadelphia Utility Index which increased by 0.9%, and slightly underperforming the S&P 500 Index which increased by 12.8%.

The Committee also took into account total shareholder return (“TSR”) performance. In 2010, EIX’s TSR increased 15.1%. Our TSR for the year was at the 80th percentile of the Philadelphia Utility Index. However, our executives received no payout for performance shares payable for the performance period ending in 2010 because TSR for the applicable three-year performance period did not meet the threshold level. See the discussion following the “Grants of Plan-Based Awards” table below for additional information on the performance measure.

Other key 2010 compensation actions were:

•

A 4.8% base salary increase for Mr. Craver to bring his salary closer to peer group median. Data from the Committee’s independent compensation consultant showed that his base salary and total direct compensation were below the 25th percentile.

•	A base salary increase for Mr. Scilacci and Ms. Sullivan to bring their salaries closer to peer group median salaries.

•

An increase in the target long-term incentive award values for Messrs. Craver, Fohrer, Scilacci, Adler and Litzinger. Data from the Committee’s independent compensation consultant showed that their long-term incentive award targets were below peer group median levels.

•	The elimination of excise tax gross-ups for change-in-control severance benefits.

Messrs. Fohrer and Fielder are included in the Summary Compensation Table because they were executive officers through December 31, 2010. They retired effective January 1, 2011.

Compensation Committee Role and Responsibilities

The Committee has the authority and responsibility to review and determine the compensation paid to Company officers, including the Named Officers. The Committee determines each Named Officer’s compensation following an annual review of corporate performance and the officer’s individual performance.

The CEO provides the Committee with recommendations regarding the compensation of the Named Officers (other than his own). Other Named Officers participate in developing and reviewing compensation recommendations, but do not participate in recommendations regarding their own compensation.

In determining the compensation of the CEO, the Committee Chair solicits input on his performance from the non-employee Directors. The Chair reports to the Committee on the input received. The Committee discusses the report and determines the compensation of the CEO in executive session without the CEO present. The Chair also reports to the Board in a non-management executive session on the input received and the Committee’s compensation determination.

For officers who are not EIX executive officers, the Committee has authorized the CEO and the EIX Senior Vice President for Human Resources to jointly approve special relocation, recruitment and retention awards within specific limits pre-approved by the Committee. Mid-year compensation determinations for newly hired and promoted officers who are not EIX executive officers that are within guidelines previously approved by the Committee do not require Committee approval.

Compensation Consultant

The Committee has the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of officer compensation, including the Named Officers. The Committee has retained Frederic W. Cook & Company, Inc. (“F.W. Cook”) as its independent compensation consultant to assist with the following:

•	Identifying industry trends and norms;

•	Reviewing and identifying the appropriate peer group companies; and

•	Evaluating relevant executive compensation data for these companies.

F.W. Cook’s responsibilities include:

•	Reviewing the executive and Director compensation programs;

•	Advising the Committee of compensation plans or practices that might be made more effective;

•	Advising the Committee on norms and best practices for executive and Director compensation; and

•	Advising the Committee on areas of concern and risk in the compensation programs.

F.W. Cook has not performed any services for the Company unrelated to the Committee’s responsibilities for our compensation programs, and all interactions with management are incidental to its work for the Committee.

Compensation Design and Risk

Compensation Objectives

Our executive compensation program seeks to achieve three fundamental objectives:

•	Attract and retain qualified executives;

•	Focus executives’ attention on specific strategic and operating objectives of the Company; and

•	Align executives’ interests with the long-term interests of the shareholders and, for SCE, its ratepayers.

Material Elements of Compensation

The material elements of our executive compensation program include:

•	Base salaries;

•	Performance-based annual cash incentives;

•	Long-term incentives, including performance-based equity;

•	Retirement and other post-employment benefits;

•	Severance benefits; and

•	Limited perquisites.

The Committee believes that each element is appropriately structured to help achieve one or more of the executive compensation program objectives.

Risk Assessment of Compensation Policies and Practices

Our executive compensation policy directs that our total compensation structure should not encourage inappropriate or excessive risk-taking. The Committee takes risk into consideration when reviewing and approving executive compensation.

As specified in its charter, and with the assistance of F.W. Cook and Company management, the Committee reviewed the Company’s compensation programs for executives and for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

In particular, in concluding that the current executive compensation program does not encourage inappropriate or excessive risk-taking, the Committee noted the following characteristics which limit risk:

•	Short-term incentives are balanced with long-term incentives to lessen the risk that short-term objectives might be pursued to the detriment of long-term value;

•

Goals for short-term incentive programs are varied (not focused on just one metric) and include specific risk management, safety and compliance goals, and are subject to Committee review and discretion as to the ultimate award payment for executives;

•	Long-term incentive awards are subject to a multi-year vesting schedule;

•	The ultimate value of equity grants is not solely dependent on stock price due to the use of relative TSR for performance shares;

•	Stock ownership guidelines require top officers to hold company stock worth two to five times their salary; and

•	Executive retirement and deferred compensation benefits are unfunded and thus depend in part on the continued solvency of the Company.

Benchmarking

All elements of executive compensation are regularly benchmarked against executive compensation in peer companies. Base salary, target annual incentives, and long-term incentive grant values are benchmarked annually. Other executive benefits and perquisites are benchmarked at least every three years. In connection with its 2010 benchmarking review of executive benefits, the Committee eliminated excise tax gross-ups on change-in-control severance benefits for all executives.

The Committee selected the following companies as the 2010 peer group, which includes all companies in the Philadelphia Utility Index except AES Corporation, plus Sempra Energy. The same peer group has been used by the Committee since 2005.

2010 Peer Group Companies
Ameren	First Energy
American Electric Power	FPL Group
CenterPoint Energy	Northeast Utilities
Consolidated Edison	Pacific Gas & Electric
Constellation Energy	Progress Energy
Dominion Resources	Public Service Enterprise Group
DTE Energy
Duke Energy	Sempra Energy
Entergy	Southern Company
Exelon	Xcel Energy

AES Corporation is excluded from the group because its mix of business revenues differs significantly from that of EIX and the other companies in the group, and Sempra Energy is included due to its California nexus. The Committee believes this peer group provides more relevant comparative compensation data.

The target value of total direct compensation for each Named Officer is set at approximately the median level for that position among the peer group companies. The reasons supporting the Committee’s determination to use the median level include:

•	The policy of the applicable regulatory authorities that SCE should provide market level compensation, and the desire for internal compensation equity across EIX, SCE and EMG;

•	Above-median compensation generally has not been necessary for recruitment and retention; and

•	Below-median compensation would create retention and recruitment difficulties.

Tally Sheets

The Committee reviewed tally sheets for the EIX Named Officers as of December 31, 2009 and 2010.

Tally sheets provide the Committee with information about the following components of compensation paid over a three-year period:

•	Cash compensation (base pay and annual incentives);

•	Equity award values (stock options, performance shares and restricted stock units); and

•	Changes in pension values and non-qualified plan earnings.

The tally sheets also provide the amounts payable in the event of voluntary or involuntary separation from service, death or disability, or a change in control resulting in termination.

The Committee also reviews other information for Named Officers’ compensation, including stock program statistics on share usage, analysis of current exercise values of prior option grants; and a summary of current and past performance share results.

2010 Executive Compensation Program Elements

Base Salaries

None of the Named Officers has a contractual right to receive a fixed base salary.

Each Named Officer is assigned to an executive band based on his or her position. Each band has a base salary range consisting of a minimum, median and maximum. The median of the base salary range is the average of market median salaries for comparable positions in that band at the peer group companies. The peer group salary data is provided to the Committee by F.W. Cook.

Each December, the Committee approves the base salary range for each band for the upcoming year. At that time, the Committee may adjust the salary range for one or more bands based on peer group data.

Each February, the Committee determines each Named Officer’s base salary for the current year. Base salary changes are effective in March of each year. The total base salary that was paid to each Named Officer for service in 2010 is the amount reported in column (c) of the “Summary Compensation Table” below.

The Committee approved the base salary increases for 2010 reflected in the Summary Compensation Table for Messrs. Craver and Scilacci and Ms. Sullivan to bring their salaries closer to peer group median salaries, and for Mr. Adler for internal pay equity purposes.

The salary increases between 2008 and 2009 shown in the Summary Compensation Table for Messrs. Craver, Scilacci, Litzinger and Pizarro primarily reflect the fact that these officers were promoted during 2008, and the lower 2008 salaries reflect a partial year at the pre-promotion salary rate.

Annual Incentives

The annual incentive program for executives is the EIX Executive Incentive Compensation Plan. The annual incentive program is designed to focus executives’ attention on specific strategic and operating objectives of the Company. None of the Named Officers has a contractual right to receive a fixed annual incentive award.

Each December, the Committee approves the target and maximum potential annual incentive awards for each executive band for the upcoming year. The target award is stated as a percentage of base salary. It is based on the median level of target annual incentive awards for comparable positions at the peer group companies. For 2010, the Committee did not increase the target or maximum annual incentive award for any band that includes Named Officers. The maximum award is two times the target amount, which F.W. Cook has advised is the most prevalent practice among the peer group companies. The 2010 target and maximum annual incentive award amounts for the Named Officers are in the “Grants of Plan-Based Awards” table below.

Each February, the Committee determines the annual incentive award amounts for Named Officers for the prior year, based on its judgment of corporate performance relative to pre-established goals (generally determined in February of the prior year), other factors that the Committee determines are important, and individual performance. Corporate performance for each Named Officer is evaluated based on performance relative to the goals of EIX, SCE or EMG, depending on where the officer served during the year. Messrs. Craver, Scilacci and Adler were evaluated based on EIX performance, Messrs. Fohrer, Fielder, Pizarro and Dietrich and Ms. Sullivan were evaluated based on SCE performance, and Mr. Litzinger was evaluated based on EMG performance.

The Committee approved 2010 goals for each of EIX, SCE and EMG. The goals reflect key financial, strategic and operating objectives for the year. Financial performance was measured by core earnings per share.(1) For EMG, financial performance was also measured by adjusted EBITDA.(2) Non-financial goal categories were strategic plan implementation; regulatory and legislative advocacy; safety, risk management and compliance; and people and culture. Many of the non-financial goals were qualitative in nature.

The Committee determined whether the goals in each category were met, exceeded or unmet. The Committee used a scoring matrix as a guideline for assessing the impact of meeting, exceeding, or failing to meet goals. At target, financial performance was weighted 60% and each non-financial goal category was weighted 5%, 10%, or 15%. While the Committee

(1)	Core earnings per share is defined as GAAP total earnings per share, excluding income or loss from discontinued operations and income or loss from other discrete items that management does not consider representative of ongoing earnings. In 2010, the other discrete items included the impact of the global tax settlement with the Internal Revenue Service, the tax impact of recent healthcare legislation on SCE, and EMG’s write-off of certain capitalized costs.

(2)	Adjusted EBITDA is defined in 2010 as EMG’s GAAP total earnings, excluding income or loss from discontinued operations, plus (i) interest expense (net of amounts capitalized) and depreciation, decommissioning and amortization, minus (ii) interest income and income tax benefits, plus (iii) the net amount of certain specific adjustments. The specific adjustments included an addition of approximately $62 million related to production tax credits from EMG’s wind projects and a net addition of approximately $48 million from the exclusion of gains on the sale of assets, losses on the early extinguishment of debt and leases, and losses from the impairment of assets and investments.

believes the scoring matrix provides a valuable guideline for assessing corporate performance, there is no pre-set formula for incentive awards. Assessment of performance and final incentive award determinations are based on the Committee’s subjective judgment giving it ultimate authority and discretion to determine whether goals have been met. Such discretion avoids the rigid determination of incentive awards based on goals that, in some instances, may not take into consideration unexpected events or contributors to the Company’s successes or challenges.

The table below shows, for EIX, SCE and EMG, the core earnings per share goal and the 2010 actual core earnings per share achieved. The core earnings goal was set at the midpoint of the earnings guidance range announced on March 1, 2010.

Company	Target Core EPS	Actual Core EPS
EIX	$3.30	$3.48
SCE	$2.80	$3.01
EMG	$0.62	$0.59

EMG’s adjusted EBITDA of $798 million exceeded its target of $782 million. While EMG’s core earnings per share fell short of the goal, the Committee took into account the fact that the shortfall resulted from tax legislation enacted in December 2010 and a resulting delay in tax allocation payments from EIX to EMG. For a discussion of the impact of the new tax laws, see “Management’s Discussion & Analysis of Financial Condition and Results of Operations – Edison International Overview – Bonus Depreciation Impact on Edison International,” included as part of EIX’s 2010 Annual Report to Shareholders.

Strategic and operational goals and results particularly taken into account in the Committee’s assessment of corporate performance included the following:

Company and Goal	Result
EIX, SCE, EMG: Successfully resolve global tax settlement with the California Franchise Tax Board.	Goal exceeded. The Company recognized a $175 million earnings benefit in connection with the settlement with the California Franchise Tax Board.
SCE: Achieve successful outcomes for key regulatory proceedings and legislative priorities.	Goal exceeded. Achieved favorable settlement of the Federal Energy Regulatory Commission rate case; progress made toward favorable California renewable portfolio standard legislation; and favorable developments achieved on other regulatory and legislative priorities.
SCE: Advance deployment of Edison SmartConnect.	Goal exceeded. Number of smart meter installations exceeded target, while spending was below budget.
SCE: San Onofre Nuclear Generating Station (“SONGS”) operational excellence.	Goal not met. SCE continued to address regulatory and performance issues at SONGS. The Unit 2 steam generator replacement outage extended beyond the initial estimated timeframe.
EMG: Develop and execute permitting strategy and timetable to comply with Illinois Combined Pollutant Standard.	Goal exceeded. Permits were issued by the Illinois Environmental Protection Agency for installation of a dry sorbent injection system using Trona technology at EMG’s Waukegan Station Unit 7 and Powerton Station Units 5 and 6.

In February 2011, the Committee evaluated 2010 corporate and individual Named Officer performance and determined the 2010 annual incentive awards for the Named Officers. The amount of each Named Officer’s 2010 annual incentive award earned is in column (g) of the “Summary Compensation Table.”

As Senior Vice President and Chief Nuclear Officer for SCE, Mr. Dietrich participated in a plan approved by the SCE Committee in June 2010 for executives employed at SONGS (the “SONGS Plan”). The SONGS Plan provides that a portion of Mr. Dietrich’s target annual incentive otherwise payable under the EIX Executive Incentive Compensation Plan for the three-year period from 2010 through 2012 is aggregated as an award under the SONGS plan and payable subject to goals specific to SONGS performance over that time. The maximum award under the SONGS Plan is three times the three-year aggregate target incentive. The 2010 target and maximum annual incentive award amounts for Mr. Dietrich under the SONGS Plan are in the “Grants of Plan-Based Awards” table below, and the amount of his award for 2010 is reflected in column (g) of the “Summary Compensation Table.”

To qualify annual incentive awards as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the EIX Committee adopted the 2010 Executive Annual Incentive Program (“2010 Incentive Program”) pursuant to the provisions of the 2007 Performance Incentive Plan. Under the 2010 Incentive Program, an overall maximum annual incentive award for 2010 was established for each participating Named Officer as a specified percentage of an annual incentive award pool, with the aggregate award pool having a maximum value equal to 1.5% of EIX’s 2010 consolidated earnings from continuing operations, subject to adjustment for the effects of any special charges to earnings.

The actual annual incentive for 2010 awarded to each participating Named Officer was less than the applicable maximum determined under the 2010 Incentive Program. This program was designed to establish each participating Named Officer’s annual incentive award in a manner that complied with the performance-based compensation requirements of Section 162(m), while still preserving the Committee’s flexibility to determine the actual annual incentive award for each Named Officer under the EIX Executive Incentive Compensation Plan up to the maximum amount determined under the 2010 Incentive Program.

Long-Term Incentives

Our policy is that the Named Officers’ long-term incentives should be directly linked to the value provided to shareholders of EIX Common Stock. Therefore, 100% of the Named Officers’ long-term incentives is awarded in the form of equity instruments reflecting, or valued by reference to, EIX Common Stock.

In 2010, each Named Officer’s long-term incentive award value was in the form of:

•	50% non-qualified stock options;

•	25% performance shares; and

•	25% restricted stock units.

The Committee believes the long-term incentive award allocations strike an appropriate balance among equity awards that reward:

•	Absolute shareholder return (non-qualified stock options);

•	Relative shareholder return (performance shares); and

•	Shareholder value over a multi-year vesting period for retention purposes (restricted stock units).

Each December, the Committee approves the target long-term incentive award value for each executive band for the upcoming year. The target value is stated as a percentage of base salary and is based on the median level of target long-term incentive award values at the peer group companies.

For 2010, the Committee increased the target long-term incentive award value for two bands that include Named Officers. In each instance, the increase partially closed the gap between projected 2010 market median levels, based on data provided by F.W. Cook, and 2009 target award values. The target value for Mr. Craver was increased by approximately 17%, from 320% to 375%. The target value for Messrs. Fohrer, Scilacci, Adler and Litzinger was increased by approximately 9%, from 160% to 175%.

The Committee approved grants of stock options, performance shares, and restricted stock units to the Named Officers on February 24, 2010, with a grant date of March 3, 2010. The Committee approved long-term incentive awards valued at 110% of target for Messrs. Craver, Scilacci and Litzinger in recognition of their expected contributions to long-term performance. The grant date value of each award is listed in the “Grants of Plan-Based Awards” table below.

The EIX Committee approved the award values and methodology for converting those values into the number of options, performance shares, and restricted stock units at the time of each long-term incentive grant. The aggregate grant date values of Named Officers’ 2010 long-term incentive awards are reflected in columns (e) and (f) of the “Summary Compensation Table.”

Named Officers will realize value in the stock option portion of their long-term award only if the EIX stock price appreciates after the grant date.

Named Officers will realize value in the performance share portion of their long-term award only if EIX’s total shareholder return over the three-year performance period ranks at the 40th percentile or higher among the peer group companies.

Named Officers will realize value in the restricted stock unit portion of their long-term award at the end of the three-year vesting period commensurate with the value realized by shareholders from dividends and changes in the stock price.

Retirement Benefits and Other Post-Employment Benefits

The Named Officers receive retirement benefits under qualified and non-qualified defined-benefit and defined-contribution retirement plans. The SCE Retirement Plan and 401(k) Plan are both qualified retirement plans in which the Named Officers participate on substantially the same terms as other participating employees.

Due to limitations imposed by ERISA and the Internal Revenue Code, the benefits payable to the Named Officers under the SCE Retirement Plan and the 401(k) Plan are limited. Because we do not believe that it is appropriate for retirement benefits to be reduced because of limits under ERISA and the Internal Revenue Code, we have established non-qualified supplemental defined-benefit and defined-contribution retirement plans that permit the Named Officers to receive the full amount of benefits that would be paid under the qualified plans but for such limitations, and certain additional benefits described below.

The non-qualified defined-benefit retirement plan is the Executive Retirement Plan. Defined-benefit retirement values are calculated using actual salaries and annual incentive award amounts (without reduction for ERISA and Internal Revenue Code limits), subject to reduction for benefits under the SCE Retirement Plan, the profit sharing benefit feature of the 401(k) Plan, and a portion of their Social Security benefits.

The non-qualified defined-contribution retirement plan is the Executive Deferred Compensation Plan, which permits Named Officers to defer up to:

•	75% of their base salaries;

•	100% of their annual incentive awards and certain special awards payable in cash; and

•	100% of certain long-term incentives payable in cash (including dividend equivalents associated with stock options granted prior to 2007 and a portion of performance share awards).

We make a matching deferred contribution on base salary deferrals in amounts that are intended to correspond to the matching contribution that would have been made under the 401(k) Plan absent Internal Revenue Service limits, and on annual incentive award deferrals at one-half the rate of matching contributions on salary. Amounts deferred under this plan are credited with interest since participants essentially are lending to the Company the amounts they otherwise would have been paid in salary, annual incentive awards, long-term incentives, or other payouts.

We believe that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying income tax on the compensation deferred, even though the related deduction for the Company is also deferred.

SCE made a one-time special contribution on Mr. Dietrich’s behalf to the Executive Deferred Compensation Plan in connection with his recruitment to SCE as Chief Nuclear Officer at SONGS. The contribution will vest on the five-year anniversary of his first day of employment. The vesting and other payment provisions governing this contribution are further described in the footnotes to the “Non-Qualified Deferred Compensation” table below. The value of this contribution is reflected in column (i) of the “Summary Compensation Table” below.

The Company also sponsors survivor and disability benefit plans in which the Named Officers are eligible to participate.

Severance Benefits

Our policy regarding severance protection for Named Officers stems from its importance in recruiting and retaining executives. Executives are recruited from well-compensated positions in other companies or have attractive opportunities with other companies. We believe offering one year’s worth of compensation and benefits if any officer is involuntarily severed without cause offers financial security to offset the risk of leaving another company or foregoing an opportunity with another company. Severance benefits are not offered for resignation for “good reason,” except in the event of a change in control. The Company also provides severance protection for non-executive employees whose positions are eliminated.

The current executive compensation plans offer additional benefits in the event of a change in control of EIX. We believe that the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for Named Officers. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level.

To encourage the Named Officers to remain employed with the Company during a time when their prospects for continued employment following the transaction would be uncertain, and to permit them to remain focused on the Company’s interests during the change in control, the Named Officers would be provided with enhanced severance benefits if their employment were actually or constructively terminated without cause within a defined period of a change in control. Constructive termination would include occurrences such as a material diminution in duties or salary, or a substantial relocation.

Given that none of the Named Officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe that a constructive termination severance trigger is needed to prevent potential acquirors from having an incentive to constructively terminate a Named Officer’s employment to avoid paying any severance benefits at all.

After reviewing the reasons for providing tax gross-ups on severance benefits, and considering the emerging trend toward elimination of those reimbursements, in December 2010 the Committee eliminated excise tax gross-ups on change-in-control severance benefits for all executives. Previously, Named Officers would have been reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code, and for all taxes due on the amount of that reimbursement to preserve the level of change-in-control severance protections that the Committee had determined to be appropriate.

We do not believe that Named Officers should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment would also have to occur before payment.

However, if a change in control occurs where EIX is not the surviving corporation, and following the transaction, outstanding equity awards would not be continued or assumed, then Named Officers would receive immediate vesting of their outstanding equity awards as described under “Potential Payments Upon Termination or Change in Control” below.

We believe it is appropriate to fully vest equity awards in change-in-control situations where EIX is not the surviving corporation and the equity awards are not assumed, whether or not employment is terminated, because such a transaction effectively ends the Named Officers’ ability to realize any further value with respect to the equity awards.

In order to structure restricted stock units in a manner that complies with the requirements of Section 409A of the Internal Revenue Code, restricted stock units granted in 2009 and 2010 would immediately vest upon a change in control of EIX even if these awards would be continued or assumed. However, beginning with restricted stock units granted in 2011, the Committee has approved a change in the award terms so that restricted stock units will continue, in connection with a change in control, to vest and be paid on the original schedule unless the award is terminated in connection with the change in control in accordance with special rules under Code Section 409A, or the officer’s employment is terminated involuntarily not for cause or constructively terminated within a specified period around the change in control. This changed structure likewise maintains compliance with Code Section 409A requirements while eliminating the conditionality of a change in control as to payment date.

Perquisites

The Named Officers receive certain perquisites. The perquisites provided to Named Officers for 2010 included the following:

•	Estate and financial planning services;

•	Executive preventive health benefits; and

•	Car allowance or car service.

The Committee believes the current perquisites are aligned with the Company’s executive program objectives, and both the type and value of these perquisites are consistent with the Company’s peer group. Perquisites are benchmarked at least every three years and reviewed and approved by the Committee. No tax gross-up payments are made on taxable perquisites.

The values of perquisites provided to each Named Officer in 2010 are reported in column (i) of the “Summary Compensation Table” below, and are further described in footnote (5) to that table.

Ownership Guidelines and Hedging Policy

To underscore the importance of linking executive and shareholder interests, the Company has adopted stock ownership guidelines that require the Named Officers to own EIX Common Stock or equivalents in an amount ranging from two to five times their annual base salary. The stock ownership guidelines for the Named Officers currently employed by the Company are as follows:

•	Mr. Craver – five times salary;

•	Messrs. Scilacci, Adler, Litzinger and Pizarro – three times salary; and

•	Ms. Sullivan and Mr. Dietrich – two times salary.

The Named Officers are expected to achieve their ownership targets within five years from the date they became subject to the guidelines. EIX Common Stock owned outright, shares held in the 401(k) Plan, and vested and unvested restricted stock units whose payout does not depend on performance measures are included in determining compliance with the guidelines.

Shares that Named Officers have the right to acquire through the exercise or payout of stock options and performance shares are not included in the calculation of stock ownership for guideline purposes until such time as the options or performance shares are actually exercised, or paid, as the case may be, and the shares are acquired.

Under the Company’s Insider Trading Policy, hedging related to Company securities, including EIX shares, is prohibited for all employees, including Named Officers. In addition, EIX executive officers may not pledge Company securities as collateral for loans.

Section 162(m) Policy

Section 162(m) generally disallows a tax deduction by public companies for compensation over $1,000,000 paid to their chief executive officers and their other most highly compensated executive officers unless certain tests are met. While EIX’s first priority is to achieve its executive compensation objectives, it will generally attempt to design and administer its executive compensation program to preserve the deductibility of compensation payments to Named Officers to the extent possible.

Under the EIX 2007 Performance Incentive Plan, non-qualified stock options, performance shares and annual incentive awards awarded to the EIX Named Officers are structured to constitute performance-based compensation within the meaning of

Section 162(m). However, restricted stock units are not deductible performance-based compensation within the meaning of Section 162(m).

This is consistent with EIX’s philosophy that its goal of preserving the deductibility of compensation is secondary in importance to achievement of its compensation objectives.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Joint Proxy Statement. Based upon this review and the discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s 2010 Annual Report on Form 10-K and this Joint Proxy Statement.

Richard T. Schlosberg, III, Chair

Bradford M. Freeman

James M. Rosser

Thomas C. Sutton

Brett White

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Committee members whose names appear on the Compensation Committee Report above were Committee members during all of 2010. Under applicable SEC rules, there were no interlocks or insider participation on the Committee.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of the Named Officers for service during 2010, and, where applicable because the Named Officer was also an EIX or SCE Named Officer in such years, for 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compen- sation (4)(5)(6) ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Theodore F. Craver, Jr.	2010	1,096,346	—	2,268,778	2,268,755	1,633,500	2,100,132	168,528	9,536,038
EIX Chairman of the Board, President and CEO	2009	1,054,038	—	1,480,107	1,480,097	1,365,000	1,241,957	149,146	6,770,345
	2008	892,485	—	909,568	2,784,332	1,050,000	671,082	159,478	6,466,945
Alan J. Fohrer	2010	719,758	—	634,416	634,380	659,800	1,983,531	1,365,219	5,997,103
SCE Chairman of the Board and CEO	2009	719,758	—	511,003	510,986	609,000	799,369	107,927	3,258,043
through 12/31/2010	2008	715,746	—	376,248	1,159,257	558,300	1,243,079	209,387	4,262,017
W. James Scilacci	2010	544,231	—	529,414	529,377	519,800	894,459	76,455	3,093,736
EIX Executive Vice President, CFO and Treasurer	2009	493,846	—	352,417	352,405	455,000	445,515	70,846	2,170,029
	2008	393,504	—	194,940	597,744	315,000	329,617	89,670	1,920,475
Linda G. Sullivan	2010	340,042	—	153,621	153,588	256,200	228,564	49,085	1,181,100
SCE Senior Vice President and CFO	2009	302,575	—	135,459	135,397	215,700	138,987	44,684	972,802
Robert L. Adler	2010	548,173	—	481,256	481,255	571,700	203,246	73,298	2,358,927
EIX Executive Vice President and General Counsel	2009	527,019	—	370,051	370,026	514,500	142,804	58,871	1,983,271
John R. Fielder	2010	457,754	—	319,214	319,205	385,300	141,265	76,612	1,699,350
SCE President through 12/31/2010	2009	457,754	—	281,248	281,220	385,300	48,009	73,059	1,526,590
	2008	455,768	—	172,604	531,663	326,100	674,531	73,997	2,234,663
Ronald L. Litzinger	2010	516,981	—	495,697	495,690	464,000	546,776	91,616	2,610,760
EMG Chairman of the Board, President and CEO through 12/31/2010; SCE President effective 1/1/2011	2009	508,904	—	363,001	362,979	396,600	265,599	80,371	1,977,454
	2008	446,168	—	200,975	613,155	276,700	243,513	69,340	1,849,851

Pedro J. Pizarro	2010	398,125	—	277,668	277,621	368,600	241,232	58,554	1,621,800
SCE Executive Vice President through 12/31/2010;	2009	396,252	—	244,622	244,588	360,900	161,005	55,931	1,463,298
EMG President effective 1/1/2011	2008	375,415	—	145,632	445,160	300,300	150,115	55,106	1,471,728
Peter T. Dietrich	2010	58,558	—	195,768	195,752	71,912	9,208	1,317,764	1,848,962
SCE Senior Vice President effective 11/15/2010 and Chief Nuclear Officer effective 12/9/2010

(1)

Stock awards consist of performance shares and restricted stock units granted under the 2007 Performance Incentive Plan in the year indicated. The performance share and restricted stock unit amounts shown in this Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For performance shares, the value is reported as of the grant date based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of EIX’s 2010 Annual Report to Shareholders and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.

The table below shows the maximum value of performance share awards included in this “Summary Compensation Table” at the grant date assuming that the highest level of performance conditions will be achieved. None of the 2008 performance share awards, which related to the 2008-2010 performance period, were paid because the applicable performance target was not met.

Name	Maximum Performance Share Potential as of Grant Date for 2010 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2009 Awards ($)	Maximum Performance Share Potential as of Grant Date for 2008 Awards ($)
Theodore F. Craver, Jr.	2,268,760	1,764,186	3,041,463
Alan J. Fohrer	634,400	609,077	636,962
W. James Scilacci	529,425	420,044	630,399
Linda G. Sullivan	153,595	141,350	80,320
Robert L. Adler	481,260	441,059	1,012,582
John R. Fielder	319,215	335,241	292,208
Ronald L. Litzinger	495,690	432,663	352,018
Pedro J. Pizarro	277,680	291,572	253,347
Peter T. Dietrich	195,757	—	—

(2)

Option awards consist of non-qualified stock options granted under the 2007 Performance Incentive Plan in the year indicated. The option amounts shown in this Summary Compensation Table reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate these amounts, see the discussion of options contained in (i) Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of EIX’s 2010 Annual Report to Shareholders and (ii) similar footnotes to EIX’s Consolidated Financial Statements for prior years when the awards were granted.

(3)

The reported amounts include (i) interest on deferred compensation account balances considered under SEC rules to be at above-market rates, and (ii) the aggregate change in the actuarial present value of each Named Officer’s accumulated benefit under all of the Company’s defined benefit and actuarial pension plans, as reflected in the following table:

Name	2010 Interest Amounts ($)	2010 Change in Actuarial Present Value ($)
Theodore F. Craver, Jr.	217,641	1,882,491
Alan J. Fohrer	205,937	1,777,594
W. James Scilacci	59,089	835,370
Linda G. Sullivan	13,292	215,272
Robert L. Adler	2,752	200,494
John R. Fielder	73,955	67,310
Ronald L. Litzinger	19,537	527,239
Pedro J. Pizarro	40,635	200,597
Peter T. Dietrich	2,028	7,180

(4)

Amounts reported for 2010 include plan contributions (contributions to the 401(k) Plan and the Executive Deferred Compensation Plan) and accruals for post-retirement survivor benefits, as applicable, as indicated in the table below. For Mr. Dietrich, amounts reported for 2010 include a one time contribution by the Company to the Executive Deferred Compensation Plan which vests on the 5-year anniversary of his employment date. Relevant terms of this contribution, including vesting and payment provisions are discussed in the footnotes to the “Non-Qualified Deferred Compensation” table below. The amount reported in the Survivor Benefits column includes the cost of post-retirement survivor benefits under a survivor income plan retained by Mr. Fohrer. This plan is described under “Potential Payments upon Termination or Change in Control” below.

Name	Plan Contributions ($)	Survivor Benefits ($)
Theodore F. Craver, Jr.	106,373	—
Alan J. Fohrer	62,945	31,278
W. James Scilacci	46,073	—
Linda G. Sullivan	26,761	—
Robert L. Adler	48,147	—
John R. Fielder	39,971	—
Ronald L. Litzinger	59,948	—
Pedro J. Pizarro	34,623	—
Peter T. Dietrich	902,987	—

(5)

Amounts reported for 2010 include the following perquisites: estate and financial planning services, car allowance or, for Mr. Craver only, the use of a car service, and executive preventive health benefits. Amounts also include miscellaneous items such as spousal travel where the spouse was expected to attend a business-related function, recognition gifts, tickets to sports and entertainment events, the transfer of used computing and telecommunications equipment, and club memberships which are only provided to Named Officers where such items served a business purpose. Charitable matching gifts are also included for Messrs. Craver and Fohrer who were permitted to participate in the charitable matching gift program for Directors described in footnote (5) to the “Director Compensation” table below.

(6)

Amounts reported for 2010 also include a hiring award of $400,000 for Mr. Dietrich and severance paid or accrued in 2010 for Mr. Fohrer, as described under “Potential Payments Upon Termination or Change in Control” below.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive plan awards granted to the Named Officers during 2010 under the EIX 2007 Performance Incentive Plan and the potential 2010 target and maximum amount of performance-based annual incentive awards payable under the 2010 Incentive Program, the EIX Executive Incentive Compensation Plan (EICP), or the SONGS Plan.

Name			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares of Stock or Units (#)	Target Number of Shares of Stock or Units (#)	Maximum Number of Shares of Stock or Units (#)
	Grant Date	Date of Committee Action

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Theodore F. Craver, Jr.
Stock Options	3/3/2010	2/24/2010								461,129	33.30	2,268,755
Performance Shares	3/3/2010	2/24/2010				8,726	34,904	69,808				1,134,380
Restricted Stock Units	3/3/2010	2/24/2010							34,066			1,134,398
Annual Incentive Award			N/A	1,100,000	2,200,000
Alan J. Fohrer
Stock Options	3/3/2010	2/24/2010								128,939	33.30	634,380
Performance Shares	3/3/2010	2/24/2010				2,440	9,760	19,520				317,200
Restricted Stock Units	3/3/2010	2/24/2010							9,526			317,216
Annual Incentive Award			N/A	507,500	1,015,000
W. James Scilacci
Stock Options	3/3/2010	2/24/2010								107,597	33.30	529,377
Performance Shares	3/3/2010	2/24/2010				2,036	8,145	16,290				264,713
Restricted Stock Units	3/3/2010	2/24/2010							7,949			264,702
Annual Incentive Award			N/A	385,000	770,000
Linda G. Sullivan
Stock Options	3/3/2010	2/24/2010								31,217	33.30	153,588
Performance Shares	3/3/2010	2/24/2010				591	2,363	4,726				76,798
Restricted Stock Units	3/3/2010	2/24/2010							2,307			76,823
Annual Incentive Award			N/A	187,715	375,430
Robert L. Adler
Stock Options	3/3/2010	2/24/2010								97,816	33.30	481,255
Performance Shares	3/3/2010	2/24/2010				1,851	7,404	14,808				240,630
Restricted Stock Units	3/3/2010	2/24/2010							7,226			240,626
Annual Incentive Award			N/A	385,000	770,000
John R. Fielder
Stock Options	3/3/2010	2/24/2010								64,879	33.30	319,205
Performance Shares	3/3/2010	2/24/2010				1,228	4,911	9,822				159,608
Restricted Stock Units	3/3/2010	2/24/2010							4,793			159,607
Annual Incentive Award			N/A	296,400	592,800
Ronald L. Litzinger
Stock Options	3/3/2010	2/24/2010								100,750	33.30	495,690
Performance Shares	3/3/2010	2/24/2010				1,907	7,626	15,252				247,845
Restricted Stock Units	3/3/2010	2/24/2010							7,443			247,852
Annual Incentive Award			N/A	360,500	721,000
Pedro J. Pizarro
Stock Options	3/3/2010	2/24/2010								56,427	33.30	277,621
Performance Shares	3/3/2010	2/24/2010				1,068	4,272	8,544				138,840
Restricted Stock Units	3/3/2010	2/24/2010							4,169			138,828
Annual Incentive Award			N/A	257,790	515,580
Peter T. Dietrich
Stock Options	12/31/2010	9/2/2010								35,144	38.60	195,752
Performance Shares	12/31/2010	9/2/2010				515	2,058	4,116				97,878
Restricted Stock Units	12/31/2010	9/2/2010							2,536			97,890
Annual Incentive Award (EICP) (SONGS Plan)			N/A N/A	16,042 16,042	32,083 48,125

(1)

Maximum amounts reported are lower than the maximum annual incentive award payable under the 2010 Incentive Program to participating Named Officers for purposes of Section 162(m), the details of which are discussed under “Compensation Discussion and Analysis – 2010 Executive Compensation Program Elements – Annual Incentives” above.

Stock Options

Exercise Price

Each stock option granted in 2010 may be exercised to purchase one share of EIX Common Stock at an exercise price equal to the closing price of a share of EIX Common Stock on the applicable grant date.

Vesting

The 2010 stock options vest over a four-year period, subject to continued employment, with one-fourth of each award generally vesting and becoming exercisable each January 2 beginning in 2011. However, the first one-fourth of the option granted to Mr. Dietrich in December 2010 does not vest until July 1, 2011.

If a Named Officer terminates employment after attaining age 65, or age 61 with five years of service, stock options will vest and continue to become exercisable as scheduled, subject to a pro-rated reduction if the Named Officer retires within the calendar year of the grant date. If a Named Officer dies or becomes disabled while employed, his or her entire stock option award will immediately vest and become exercisable. If a Named Officer’s employment is terminated involuntarily not for cause, a pro-rata portion of his or her stock option award will vest after giving effect to one additional year of vesting credit. If a Named Officer’s employment terminates for any other reason, the unvested portion of his or her stock option award will immediately terminate.

Once vested, each stock option granted in 2010 will generally remain exercisable until January 2, 2020, except under certain circumstances of termination. Vested stock options will generally terminate within 180 days after the employment termination date. However, vested stock options will generally remain exercisable until the normal expiration date if the termination of employment is due to retirement, death or disability. In addition, vested options will generally remain exercisable for one year following any involuntary termination not for cause.

If there is a change in control of EIX, stock options may be subject to accelerated vesting as described under “Potential Payments Upon Termination or Change in Control” below.

Performance Shares

Form of Awards

Each performance share awarded in 2010 is a contractual right to receive one share of EIX Common Stock or its cash equivalent if performance and continued service vesting requirements are satisfied.

The performance share awards provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the performance period, each Named Officer will be credited with an additional number of target performance shares subject to the same terms and conditions as the original performance shares.

Vesting

The 2010 performance shares vest at the end of a three-year performance period beginning on January 1, 2010 and ending on December 31, 2012, based on performance results during that period.

Performance Measure

The performance measure is based on the percentile ranking of EIX’s TSR for the performance period compared to the TSR of each stock in the Company’s peer group for the same period. The following chart provides the percentile ranking and corresponding payout levels:

Payout Levels	TSR Ranking	Payout
Threshold	40th Percentile	25% of Target
Target	50th Percentile	Target
Maximum	≥ 75th Percentile	2 x Target

If EIX achieves a TSR ranking between any of the percentiles specified above, the number of shares paid will be interpolated on a straight-line basis. TSR is calculated using (i) the average closing stock price for the relevant stock for the 20-day-trading period ending with the last day on which the NYSE is open for trading preceding the first day of the performance period, and (ii) the average closing stock price for the relevant stock for the 20-day-trading period ending with the measurement date.

Payment

The performance shares generally are paid half in EIX Common Stock and half in cash having a value equal to the EIX Common Stock that otherwise would have been delivered. EIX converts awards to cash to the extent necessary to satisfy minimum tax withholding or any governmental levies.

If a Named Officer’s employment terminates before the end of the performance period, all of the performance shares awarded will terminate for no value, unless employment terminates for certain reasons. If a Named Officer terminates employment after attaining age 65, or age 61 with five years of service, his or her performance shares will be retained, subject to a pro-rated reduction for such retirements occurring within the calendar year of the grant date. If a Named Officer dies or becomes disabled while employed, his or her performance shares will be retained. If a Named Officer’s employment is terminated involuntarily not for cause, a pro-rata portion of his or her performance shares will be retained after giving effect to one additional year of service credit. Any performance shares retained following termination will become payable based on EIX’s achievement of the TSR rankings at the end of the performance period.

If there is a change in control of EIX, performance shares may be subject to accelerated vesting or payment as described under “Potential Payments Upon Termination or Change in Control” below.

Named Officers may elect to defer payment of the portion of performance shares payable in cash under the Executive Deferred Compensation Plan.

Restricted Stock Units

Form of Awards

Each restricted stock unit awarded in 2010 is a contractual right to receive one share of EIX Common Stock if continued service vesting requirements are satisfied.

The restricted stock units for Named Officers provide for reinvested dividend equivalents. For each dividend declared for which the ex-dividend date falls within the vesting period, the Named Officer will be credited with an additional number of restricted stock units subject to the same terms and conditions as the original restricted stock units.

Vesting

The 2010 restricted stock units vest and become payable at the end of a three-year vesting period on January 2, 2013.

Payment

The restricted stock units are paid in EIX Common Stock, except EIX converts awards to cash having a value equal to the stock that otherwise would have been delivered to satisfy minimum tax withholding and governmental levies. The Committee may elect to pay any restricted stock units in cash rather than shares of EIX Common Stock if and to the extent that payment in shares would exceed the applicable share limits of the EIX 2007 Performance Incentive Plan.

If a Named Officer’s employment terminates before the end of the vesting period, all of the restricted stock units awarded generally will terminate for no value, unless employment terminates for certain reasons. If a Named Officer terminates employment after attaining age 65, or age 61 with five years of service, his or her restricted stock units will vest and be payable as scheduled, subject to a pro-rated reduction for retirement occurring within one year after the grant date. If a Named Officer dies or becomes disabled while employed, his or her restricted stock units will immediately vest and become payable. If a Named Officer’s employment is terminated involuntarily not for cause, a pro-rata portion of his or her restricted stock units will vest after giving effect to one additional year of service credit.

If there is a change in control of EIX, certain grants of restricted stock units may be subject to accelerated vesting or payment as described under “Potential Payments Upon Termination or Change in Control” below.

Annual Incentive Awards

The amount of each Named Officer’s annual incentive award for 2010 was determined by the Committee in February 2011 in accordance with the EIX Executive Incentive Compensation Plan and 2010 Incentive Program, and for Mr. Dietrich, the SONGS Plan, as discussed under “Compensation Discussion and Analysis – 2010 Executive Compensation Program Elements – Annual Incentives” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Officer at the end of 2010. Outstanding equity awards consist of non-qualified stock options, performance shares, and restricted stock units. Column (d) “Equity Incentive Plan Awards” has been omitted in accordance with SEC rules because no such awards were outstanding at the end of 2010.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Theodore F. Craver, Jr.	1/2/2004	116,165	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	100,644	—	31.9350	1/2/2015	—	—	—	—
	2/16/2005	72,000	—	32.7100	1/2/2015	—	—	—	—
	3/1/2006	60,020	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	63,525	21,174	47.4100	1/3/2017	—	—	—	—
	3/3/2008	43,897	43,896	49.9500	1/2/2018	—	—	—	—
	6/30/2008	11,575	11,574	51.3800	1/2/2018	—	—	—	—
	9/30/2008	120,193	120,192	39.9000	1/2/2018	—	—	—	—
	3/3/2009	124,588	373,761	24.8400	1/2/2019	32,095	1,238,857	8,878	342,681
	3/3/2010	—	461,129	33.3000	1/2/2020	35,315	1,363,153	8,726	336,824
Alan J. Fohrer	3/1/2006	64,673	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	66,945	22,315	47.4100	1/3/2017	—	—	—	—
	3/3/2008	56,494	56,494	49.9500	1/2/2018	—	—	—	—
	3/3/2009	—	129,036	24.8400	1/2/2019	11,081	427,714	3,065	118,309
	3/3/2010	—	128,939	33.3000	1/2/2020	9,875	381,183	2,440	94,184
W. James Scilacci	5/30/2002	6,842	—	18.7250	5/30/2012	—	—	—	—
	1/2/2003	30,331	—	12.2900	1/2/2013	—	—	—	—
	1/2/2004	36,988	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	24,783	—	31.9350	1/2/2015	—	—	—	—
	3/1/2006	15,926	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	14,927	4,975	47.4100	1/3/2017	—	—	—	—
	3/3/2008	12,894	12,894	49.9500	1/2/2018	—	—	—	—
	9/30/2008	24,177	24,177	39.9000	1/2/2018	—	—	—	—
	3/3/2009	29,664	88,991	24.8400	1/2/2019	7,642	294,984	2,114	81,591
	3/3/2010	—	107,597	33.3000	1/2/2020	8,240	318,080	2,036	78,599
Linda G. Sullivan	1/2/2003	1,625	—	12.2900	1/2/2013	—	—	—	—
	1/2/2004	4,006	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	4,509	—	31.9350	1/2/2015	—	—	—	—
	4/4/2005	224	—	35.4200	1/2/2015	—	—	—	—
	6/1/2005	4,087	—	37.1450	1/2/2015	—	—	—	—
	3/1/2006	8,688	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	6,026	2,008	47.4100	1/3/2017	—	—	—	—
	3/3/2008	4,749	4,748	49.9500	1/2/2018	1,054	40,698
	3/3/2009	6,768	20,304	24.8400	1/2/2019	1,744	67,321	483	18,625
	9/30/2009	2,680	8,040	33.5800	1/2/2019	857	33,063	169	6,533
	3/3/2010	—	31,217	33.3000	1/2/2020	2,392	92,315	591	22,803
Robert L. Adler	9/30/2008	50,481	50,481	39.9000	1/2/2018	—	—	—	—
	3/3/2009	31,147	93,441	24.8400	1/2/2019	8,024	309,745	2,220	85,673
	3/3/2010	—	97,816	33.3000	1/2/2020	7,491	289,149	1,851	71,449
John R. Fielder	1/2/2003	18,255	—	12.2900	1/2/2013	—	—	—	—
	1/2/2004	39,959	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	26,640	—	31.9350	1/2/2015	—	—	—	—
	3/1/2006	31,506	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	33,732	11,243	47.4100	1/3/2017	—	—	—	—
	3/3/2008	25,910	25,909	49.9500	1/2/2018	—	—	—	—
	3/3/2009	23,672	71,015	24.8400	1/2/2019	6,098	235,396	1,687	65,118
	3/3/2010	—	64,879	33.3000	1/2/2020	4,969	191,792	1,228	47,391

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Ronald L. Litzinger	1/2/2004	19,371	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	21,706	—	31.9350	1/2/2015	—	—	—	—
	3/1/2006	18,777	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	18,081	6,026	47.4100	1/3/2017	—	—	—	—
	3/3/2008	14,121	14,121	49.9500	1/2/2018	—	—	—	—
	6/30/2008	16,466	16,466	51.3800	1/2/2018	—	—	—	—
	3/3/2009	30,554	91,661	24.8400	1/2/2019	7,872	303,841	2,177	84,042
	3/3/2010	—	100,750	33.3000	1/2/2020	7,716	297,832	1,907	73,591
Pedro J. Pizarro	1/2/2004	14,882	—	21.8750	1/2/2014	—	—	—	—
	1/3/2005	17,056	—	31.9350	1/2/2015	—	—	—	—
	5/2/2005	6,100	—	36.6200	1/2/2015	—	—	—	—
	3/1/2006	17,461	—	44.2950	1/4/2016	—	—	—	—
	3/5/2007	16,126	5,375	47.4100	1/3/2017	—	—	—	—
	3/3/2008	12,598	12,598	49.9500	1/2/2018	—	—	—	—
	6/30/2008	9,504	9,503	51.3800	1/2/2018	—	—	—	—
	3/3/2009	20,589	61,764	24.8400	1/2/2019	5,304	204,750	1,467	56,636
	3/3/2010	—	56,427	33.3000	1/2/2020	4,322	166,823	1,068	41,225
Peter T. Dietrich	12/31/2010	—	35,144	38.6000	1/2/2020	2,536	97,890	515	19,860

(1)

Subject to each Named Officer’s continued employment, each unvested stock option grant generally becomes vested in equal annual installments over a four-year vesting period beginning with the year in which the grant occurs.

(2)

Subject to each Named Officer’s continued employment, restricted stock units generally become vested and payable at the end of a three-year vesting period beginning with the year in which the grant occurs.

(3)

Subject to each Named Officer’s continued employment, performance shares generally become earned and vested based on EIX’s comparative TSR over a three-year performance period beginning with the year in which the grant occurs. The number of performance shares included for each Named Officer in column (i) of the table above is, for the 2009 and 2010 performance share grants, the number of shares that may become earned if EIX’s TSR is at the 40th percentile of the comparison group of companies. These are the threshold numbers of shares that may become payable (not including shares added by reinvestment of dividend equivalents) for the 2009 and 2010 grants, and equal 25% of the target number of shares originally awarded to each Named Officer. The value shown in column (j) of the table is based on the closing price of EIX Common Stock on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by Named Officers and vesting of stock awards during 2010. As reflected in the table under “Stock Awards,” none of the 2008 performance share awards that would have been payable for the 2008-2010 performance period were earned because EIX’s TSR was below the 40th percentile of its peer group for the performance period.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)
Theodore F. Craver, Jr.	—	—	—	—
Alan J. Fohrer	175,815	1,334,173	—	—
W. James Scilacci	—	—	—	—
Linda G. Sullivan	—	—	1,015	35,305
Robert L. Adler	—	—	—	—
John R. Fielder	—	—	—	—
Ronald L. Litzinger	—	—	—	—
Pedro J. Pizarro	10,225	170,424	—	—
Peter T. Dietrich	—	—	—	—

(1)	The value realized on exercise of stock options equals the difference between (i) the market price of EIX Common Stock on the exercise date and (ii) the exercise price of those options.

(2)

The number of shares acquired and value realized on the vesting of stock awards relates to restricted stock units paid to Ms. Sullivan for awards made in 2007 prior to her promotion to her current position. Prior to 2009, restricted stock units were not made to officers assigned to executive compensation bands above a certain level. None of the other Named Officers received such awards in 2007.

PENSION BENEFITS

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Officers under the Company’s qualified and non-qualified defined-benefit pension plans.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Theodore F. Craver, Jr.	SCE Retirement Plan	14	301,979	—
	Executive Retirement Plan	14	6,852,459	—
Alan J. Fohrer	SCE Retirement Plan	38	1,718,081	—
	Executive Retirement Plan	38	9,693,423	—
	Supplemental Retirement Income	N/A	1,241,720	—
W. James Scilacci	SCE Retirement Plan	27	685,077	—
	Executive Retirement Plan	27	3,231,917	—
Linda G. Sullivan	SCE Retirement Plan	20	321,431	—
	Executive Retirement Plan	20	947,763	—
Robert L. Adler	SCE Retirement Plan	3	50,443	—
	Executive Retirement Plan	3	345,576	—
John R. Fielder	SCE Retirement Plan	41	1,642,595	—
	Executive Retirement Plan	41	5,358,554	—
Ronald L. Litzinger	SCE Retirement Plan	25	538,720	—
	Executive Retirement Plan	25	2,512,253	—
Pedro J. Pizarro	SCE Retirement Plan	12	138,879	—
	Executive Retirement Plan	12	935,369	—
Peter T. Dietrich	SCE Retirement Plan	0	3,128	—
	Executive Retirement Plan	0	4,052	—

(1)

The years of credited services and present value of accumulated benefits are presented as of December 31, 2010. The present value of accumulated benefits assumes that each Named Officer retires at the later of December 31, 2010 or age 61, the youngest age at which an unreduced retirement benefit is available from the SCE Retirement Plan and the Executive Retirement Plan and that benefits are paid in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Pensions and Postretirement Benefits Other than Pensions” and Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, each included as part of EIX’s 2010 Annual Report to Shareholders.

(2)

In connection with his retirement, Mr. Fohrer became entitled to additional years of age and service credits under the Executive Retirement Plan with the estimated value reported below under “Potential Payments Upon Termination or Change in Control.”

SCE Retirement Plan

The SCE Retirement Plan is a non-contributory defined-benefit pension plan subject to the provisions of ERISA. The Retirement Plan was a traditional final average pay plan with a Social Security offset until April 1, 1999, when for most participants a transition to cash balance features was adopted.

Form of Payment

Eligible participants may elect a full lump sum distribution of their retirement benefit. Alternatively, participants may elect to receive benefits in the form of a life annuity, a joint and survivor annuity (if married), or a contingent annuity. Participants also may choose to defer benefit payments until age 70-1/2. For married participants, payment in the form of a joint and 50% survivor annuity is the automatic form of benefit, absent an alternative election. The Company pays the full cost of the spousal survivor annuity benefit. For single participants, the single life annuity option is the automatic payment method.

Benefits

Eligible employees have cash balance accounts that earn interest monthly based on the third segment rate of a corporate bond yield curve specified by the Internal Revenue Service for the month of August preceding the plan year.

Eligible employees of participating companies also earn a monthly pay credit ranging from 3% to 9% of base pay, depending on the number of age plus service “points” the participant has earned. The pay credits are received for each month the participant has an hour of service with the participating company. An additional credit of $150 per month is applied each month to the cash balance account of each participant who is eligible to receive a pay credit for that month.

If the eligible participant is “grandfathered” (at least age 50 or with 60 points as of the date the individual’s cash balance account was established), the employee also accrues benefits under prior plan formulas. Upon separation, the grandfathered participant will be eligible to receive the greater of the benefit calculated under the prior plan formulas (offset by any profit sharing account balance in the 401(k) Plan) or the value of the new cash balance account.

The plan formula for grandfathered employees includes benefit reductions for termination prior to age 55 with benefit commencement prior to age 65 or early retirement at age 55 or later with benefit commencement prior to age 61. Under the grandfathered formula, the pension benefit commencing at age 55 for an employee terminating prior to age 55 with at least five years of service is 53.6% of the normal age 65 benefit, while the pension benefit commencing at age 55 for an employee retiring at age 55 with at least five years of service is 77% of the normal age 65 benefit, an early retirement reduction of 23%. Lesser early retirement reductions are applied for benefit commencement after age 55 but prior to age 61. An unreduced early retirement benefit is available at age 61 and above. As of the end of 2010, Messrs. Craver, Fohrer and Fielder were eligible for early retirement benefits, but only Mr. Fielder was eligible for an unreduced benefit.

Vesting

Full vesting occurs after three years of service. Benefits also vest immediately upon attainment of age 65 or upon death while employed.

Executive Retirement Plan

The Executive Retirement Plan is an unfunded benefit equalization plan permitted by ERISA designed to allow Named Officers and other employees to receive the full amount of benefits that would be paid under the SCE Retirement Plan but for limitations under ERISA and the Internal Revenue Code, and certain additional benefits. As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Retirement Plan was separated into two different plan documents. The grandfathered plan document applies to benefits that were accrued, determined and vested prior to January 1, 2005, while the 2008 plan document applies to benefits that were accrued, determined or vested on or after January 1, 2005.

Eligibility and Benefit Formula

Company executives, including the Named Officers, are eligible to participate in the Executive Retirement Plan. Annual benefits are equal to a percentage of each Named Officer’s base salary and annual incentive award earned in the 36 consecutive months when the total of these payments was the highest (the

36 months need not be consecutive for those grandfathered in the provisions effective prior to 2008). The benefit percentage applied to the average base salary and annual incentive award amount described above is equal to 1 3/4% per year for the first 30 years of service, a total of 52 1/2% upon completion of 30 years of service, and 1% for each year in excess of 30.

Because they were senior executives prior to January 1, 2006, Messrs. Craver, Scilacci, Fielder, Litzinger and Pizarro, and Ms. Sullivan, receive an additional service percentage of 3/4% per year for the first ten years of service, which results in an additional 7 1/2% upon completion of ten years of service. Mr. Fohrer agreed to forego this enhancement when he elected to retain supplemental benefits under prior plans.

The actual benefit payable is reduced and offset by (i) all amounts payable under the SCE Retirement Plan described above, (ii) up to 40% of the executive’s primary Social Security benefits and (iii) the value of 401(k) Plan accounts derived from the Company’s profit sharing contributions, if any.

If a Named Officer becomes entitled to severance benefits under the EIX 2008 Executive Severance Plan (the “Severance Plan”), or any successor plan, the Named Officer will receive additional service and age credits for purposes of calculating the Named Officer’s benefit under the Executive Retirement Plan as described under “Potential Payments Upon Termination or Change in Control” below. The Company makes these additional years of service and age credits available in order to attract and retain qualified executives.

Vesting

Participants become vested in their benefits payable under the Executive Retirement Plan after completing five years of service, or upon their earlier death or disability, or upon becoming eligible for severance benefits under the Severance Plan.

Payment

Benefits that become payable under the grandfathered plan document are generally payable as follows. Upon a vested participant’s retirement at or after age 55 or death, the normal form of benefit is a life annuity with a 50% spousal survivor benefit following the death of the participant that is paid monthly (if the surviving spouse is more than five years younger than the participant, the spousal benefit will be reduced to an amount less than 50% of the pre-death benefit to account for the longer projected payout period). The Company pays the full cost of this spousal survivor benefit. A contingent annuity benefit for a survivor other than a spouse is also available, but without company subsidy.

Participants may elect to receive an alternative form of benefit, such as a lump-sum payment or monthly payments over 60 or 120 months. During the 60-month or 120-month payout period, the balance in the account earns interest at a rate equal to that credited to cash balance accounts in the SCE Retirement Plan described above. If the participant’s employment terminates for any reason other than death, retirement, permanent and total disability, or involuntary termination not for cause, vested benefits will be paid after the participant attains age 55 in an annuity only. If a participant’s employment is terminated for cause, all benefits will be forfeited.

Benefits that become payable under the 2008 plan document are generally payable as follows. Participants have sub-accounts for each annual accrual for which the following forms of payment may be elected: single lump-sum; two to fifteen annual installments; monthly installments for 60 to 180 months; any combination of the above; a life annuity with a 50% spousal survivor benefit following the participant’s death; or a contingent annuity. Participants may elect to have their designated form of payment triggered by their retirement, death, disability or other separation from service; however, payment will not occur before a participant reaches age 55 other than in the case of death or disability.

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event, the later of the applicable triggering event and a specific month and year, or a specified number of months and/or years following the applicable triggering event; however, payments generally may not begin later than the participant’s 75th birthday unless the participant is still employed. Payments may be delayed or accelerated in accordance with the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

The annuity options available under the 2008 plan document have the same features as the annuity options available under the grandfathered plan document. Account balances payable in installments under the 2008 plan document earn interest at a rate equal to that credited to cash balance accounts under the SCE Retirement Plan described above.

The benefit formula includes benefit reductions for termination prior to age 55 with benefit commencement prior to age 65 or early retirement at age 55 or later with benefit commencement prior to age 61, similar to the formula for the SCE Retirement Plan described above. As of December 31, 2010,

Messrs. Craver, Fohrer, Fielder and Scilacci were eligible for early retirement benefits, but only Mr. Fielder was eligible for an unreduced benefit.

Supplemental Retirement Income

Mr. Fohrer elected to retain benefits under a prior supplemental benefit program described in “Potential Payments Upon Termination or Change in Control” below. Under that program, Mr. Fohrer elected to receive a supplemental retirement income benefit upon retirement in the annual amount of 10% of his base salary plus average annual incentive award, reduced by a prescribed amount because he retired before age 61.

NON-QUALIFIED DEFERRED COMPENSATION

The following table presents information regarding the contributions to and earnings on the Named Officers’ deferred compensation balances during 2010, and also shows the total deferred amounts for the Named Officers at the end of 2010. All deferrals are under the Executive Deferred Compensation Plan (EDCP), except for deferrals by Mr. Litzinger under the Affiliate Option Deferred Compensation Plan (AODCP).

Name(1)		Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

(a)		(b)	(c)	(d)	(e)	(f)
Theodore F. Craver, Jr.		212,344	91,673	817,085	—	13,320,639
Alan J. Fohrer		155,580	48,245	773,146	—	12,613,747
W. James Scilacci		79,869	31,373	221,837	23,595	3,576,661
Linda G. Sullivan		30,583	12,061	49,903	—	826,853
Robert L. Adler		53,041	33,447	10,331	—	198,293
John R. Fielder		154,798	25,271	277,647	—	4,545,833
Ronald L. Litzinger(4)	EDCP	69,219	28,098	65,346	—	1,069,947
	AODCP	—	—	24,024	—	468,086
Pedro J. Pizarro		136,109	19,923	152,556	—	2,514,081
Peter T. Dietrich		803	900,048	7,615	—	908,466

(1)

The balances shown represent compensation already reportable in the “Summary Compensation Table” in this and prior Joint Proxy Statements, except for the portion of interest not considered above-market under SEC rules. Although the compensation was earned, the officers chose not to have the compensation paid, but instead deferred it, essentially lending to the Company as unsecured general creditors, in return for interest paid at a rate commensurate with or less than EIX’s cost of capital.

(2)

The amounts reported as executive and registrant contributions in 2010 also are included as compensation in the appropriate columns of the “Summary Compensation Table” above, or represent deferrals of dividend equivalents whose value was reportable as part of the grant date fair value of the options with which they are associated. The amount reflected for Mr. Dietrich includes a one-time contribution of $900,000 to the EDCP made upon his employment commencement date with the Company. The initial deposit and any earnings related to it will not vest until the fifth anniversary of his employment with the Company, and at that time shall be payable in accordance with applicable EDCP provisions. However, if Mr. Dietrich is terminated without cause, dies or becomes disabled before his fifth employment anniversary, the deposit and earnings will immediately vest and become payable in accordance with applicable EDCP provisions, and in the case of termination without cause only upon satisfaction of applicable conditions of any applicable severance plan.

(3)

Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation in column (h) of the “Summary Compensation Table” above.

(4)

Mr. Litzinger is a participant in both the EDCP and the AODCP, which is a predecessor plan under which the proceeds from the exchange of EME options for cash awards in 2000 could be deferred. Accounts under this plan are credited with interest at a rate based on 120% of the 120-month average of the 10-year Treasury Note yield as of October 15 of the prior year. Payment terms are substantially the same as those under the EDCP grandfathered plan document described below.

Executive Deferred Compensation Plan

As part of the 2008 Internal Revenue Code Section 409A amendments, the Executive Deferred Compensation Plan was separated into two different plan documents. The grandfathered plan document applies to deferrals that were earned, determined and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals that were earned, determined or vested on or after January 1, 2005.

Contributions

Each Named Officer may elect to defer up to 75% of base salary and up to 100% of any annual incentive award earned. Named Officers may also elect to defer up to 100% of any special retention, recognition, or other special cash award. Dividend equivalents associated with stock options granted prior to 2007, the cash portion of performance share payouts and certain other qualifying equity awards (other than stock options) also are subject to up to 100% deferral at the election of the Named Officers.

The Company makes a matching contribution of up to 3% of each Named Officer’s annual incentive award, 6% of the portion of each Named Officer’s base salary that is deferred and up to 6% of the portion, if any, of non-deferred salary that exceeds 401(k) Plan Internal Revenue Code limits. Named Officers vest in their matching contributions and earnings thereon after completing five years of service, or upon death, disability or a separation from service where the Named Officer becomes entitled to severance benefits under the Severance Plan.

Interest

Amounts deferred (including earnings and matching contributions) accrue interest until paid. The interest crediting rate on each Named Officer’s account balance is the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a sixty-month period ending November 1 of the prior year. EIX established this interest rate for all plan participants, and has discretion to change the applicable interest rate on a prospective basis.

Payment

Benefits under the grandfathered plan document may be deferred until a specified date, retirement, death or termination of employment. At the participant’s election, compensation deferred until retirement or death may be paid as a lump sum, in monthly installments over 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Deferred compensation is paid as a single lump sum or in three annual installments upon any other termination of employment. However, if a participant’s employment is terminated without cause, the participant may elect to receive payment at such time or a later date when the participant turns age 55, and the same payment options available for retirement will generally be applicable.

Each Named Officer was permitted to elect at the time of deferral to receive payment of such deferral on a fixed date in accordance with procedures established under the grandfathered plan document, and deferred amounts may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Certain amounts deferred under the grandfathered plan document may be withdrawn at any time upon the election of a Named Officer; however, any amounts withdrawn are subject to a 10% early withdrawal penalty. Emergency hardship withdrawals without penalty also may be permitted at EIX’s discretion.

Benefits under the 2008 plan document may be deferred until a specified date no later than the date the participant turns age 75, retirement, death, disability or other separation from service. Participants have sub-accounts for each annual deferral for which the following forms of payment may be elected: single lump-sum; two to fifteen annual installments; monthly installments for 60 to 180 months; or any combination of the above.

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event or a specified number of months and/or years following the applicable triggering event; however, payments generally may not begin later than the participant’s 75th birthday unless the participant is still employed. Payments are subject to certain administrative earliest payment date rules, and may be delayed or accelerated in accordance with the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

All amounts payable under this plan are treated as obligations of the EIX affiliate that employs the particular Named Officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following plans provide benefits that may become payable to certain Named Officers, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the Named Officers currently employed by the Company under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurs on December 31, 2010 and that the price per share of EIX Common Stock is equal to the closing price as of that date.

2008 Executive Severance Plan

EIX provides severance benefits and change-in-control benefits to certain key employees under the Severance Plan, including all of the Named Officers currently employed by the Company. In addition, certain severance benefits are provided through other plans or agreements included in the following description of severance benefits. Mr. Fohrer became entitled to severance benefits in connection with his retirement, while Mr. Fielder did not.

To receive any severance benefits, each Named Officer generally must agree to release EIX and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality and non-solicitation restrictions in favor of the Company.

Severance Benefits – No Change in Control

Under the Severance Plan, an eligible executive is generally entitled to severance benefits if his or her employment is involuntarily terminated by his or her employer without cause and other than due to the executive’s disability.

Severance Plan benefits payable upon an involuntary termination without cause generally include:

•

Cash severance benefits paid in a lump sum by the EIX entity employing the eligible executive equal to a year’s base salary at the highest rate in effect during the preceding 24 months, an amount equal to the product of the eligible executive’s base salary at the highest rate in effect during the preceding 24 months and the eligible executive’s highest target annual incentive percentage in effect during the preceding 24 months, and an amount equal to a pro-rata portion, based on the portion of the calendar year employed prior to severance, of the product of the eligible executive’s base salary at the highest rate in effect during the preceding 24 months and the eligible executive’s highest target annual incentive percentage in effect during the preceding 24 months (or such lesser pro-rata annual incentive amount payable under the terms of the 2010 Incentive Program);

•	An additional 12 to 18 months of health benefits (unless eligible for retiree health care under the terms applicable to non-executive employees);

•

Continued participation for one year in the EIX Estate and Financial Planning Program (five years like other retirees if the eligible executive is retirement eligible or becomes so with the additional year of service and age credits);

•	Continued participation for one year in the EIX 2008 Executive Survivor Benefit Plan, if applicable;

•	Reimbursement of up to $20,000 for outplacement costs incurred within two years following separation from service;

•	Reimbursement for educational costs up to the amount allowed under any applicable non-executive severance plan; and

•	An additional year of eligibility for the executive physical.

In addition to Severance Plan benefits, other benefits payable to an eligible executive upon an involuntary termination without cause generally include:

•	Vesting in a pro-rata portion of outstanding stock options and restricted stock units with one additional year of vesting credit applied;

•	Vesting in a pro-rata portion of outstanding performance shares that become earned based on performance with one additional year of vesting credit applied;

•	A period of up to one year to exercise any vested stock options;

•	Full vesting and an additional year of service and age credits for purposes of calculating the eligible executive’s benefit under the Executive Retirement Plan;

•	Vesting in any unvested amounts under the Executive Deferred Compensation Plan; and

•	Continued participation for one year in the SCE Executive Supplemental Benefit Program if applicable (including an additional year of age credit for the year of continued participation).

For Named Officers currently employed by the Company, the following table lists the estimated amounts that might have become payable upon their involuntary termination without cause, calculated for a hypothetical severance date of December 31, 2010.

Name	Estimated Total Value of Cash Payments ($)	Estimated Total Value of Health Coverage Continuation(1) ($)	Actuarial Present Value of Additional Age and Service Pension Credits ($)	Estimated Total Value of Equity Acceleration ($)	Maximum Value of Reimbursable Expenses(2) ($)
Theodore F. Craver, Jr.	3,300,000	—	390,470	623,844	31,500
W. James Scilacci	1,320,000	—	124,846	156,042	31,500
Linda G. Sullivan	716,730	13,789	66,583	45,620	48,500
Robert L. Adler	1,320,000	8,747	503,933	140,111	116,500
Ronald L. Litzinger	1,236,000	225,000	103,850	154,199	116,500
Pedro J. Pizarro	912,180	13,789	66,603	96,486	48,500
Peter T. Dietrich	706,333	15,255	47,065	16,025	48,500

(1)

Messrs. Craver and Scilacci would have been eligible for retiree health care benefits if they retired regardless of whether they were eligible to receive severance benefits. Mr. Litzinger would have become eligible for retiree health care benefits as a result of eligibility for severance benefits.

(2)

Includes outplacement education, estate/financial planning and preventive health care expenses, except that no estate/financial planning expenses are reflected for Messrs. Craver and Scilacci, who would have been eligible for the program if they retired regardless of whether they were eligible to receive severance benefits.

Severance Benefits – Change in Control

For Named Officers currently employed by the Company, the severance benefits described above would be enhanced if the Named Officer’s employment is terminated for a qualifying reason during a period that started six months before and ended two years after a change in control of EIX. Qualifying reasons are defined to include an involuntary termination of the Named Officer’s employment for any reason other than cause or disability, or the Named Officer’s voluntary termination of employment for a good reason. Except as noted below, these benefits are not triggered automatically by a change in control or similar event absent an actual or constructive termination of the Named Officer’s employment by the Company without cause.

Upon a qualifying termination, outstanding stock options and performance shares and related dividend equivalents would become fully vested, with performance shares and related dividend equivalents earned based on a shortened performance period.

Absent a qualifying termination, stock options and performance shares would continue to vest on their normal schedule unless the awards were not continued or assumed. The EIX 2007 Performance Incentive Plan and terms and conditions of awards thereunder provide for special rules that would apply if outstanding equity awards were not continued or assumed in connection with any dissolution, sale of all or substantially all of the assets or stock, merger or reorganization, or other event where EIX is not the surviving corporation. Following such a transaction, and regardless of whether a Named Officer’s employment were terminated, outstanding stock options, restricted stock units and performance shares and any related dividend equivalents would become fully vested. Options that became vested in connection with a change in control generally would be exercised prior to the change in control or “cashed-out” in connection with the change-in-control transaction. Performance shares and related dividend equivalents would be earned based on a shortened performance period. The performance period applicable to the performance shares would be deemed to end on the day before the change in control, and performance shares would vest and become payable, if at all, based on EIX’s TSR ranking during the shortened performance period.

Any performance shares that became payable during the shortened performance period associated with a change in control would be paid in cash within 74 days after the change in control, and any performance shares that did not become payable would terminate for no value on the date of the change in control.

As described in “Compensation Discussion Analysis – Severance Benefits” above, restricted stock units granted in 2009 and 2010 would automatically vest in connection with a change in control of EIX, even if the awards are continued or assumed and regardless of whether a Named Officer’s employment is terminated.

For EIX Named Officers, the enhanced change-in-control severance benefits would be based on three times the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination would not be trebled), the maximum extension of health benefits permitted under COBRA for Mr. Adler and retiree health care for Mr. Litzinger, an extension of three years of eligibility under the other benefit plans listed, three years of service and age credits under the Executive Retirement Plan, and reimbursement of up to $50,000 for outplacement costs.

For SCE Named Officers other than Messrs. Fohrer and Fielder, who retired effective January 1, 2011, the enhanced change-in-control severance benefits would be twice the cash severance amount payable for involuntary termination absent a change in control (except that the pro-rated annual incentive payment amount for the year of termination would not be doubled), an extension of health benefits for two years, an extension of two years of eligibility under the other benefit plans listed, two years of service and age credits under the Executive Retirement Plan, and reimbursement of up to $30,000 for outplacement costs.

Effective beginning in December 2010, if a change in control occurs, executives including Named Officers will no longer receive a gross-up on any excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code with respect to payments made under the Severance Plan or other plans or agreements.

For Named Officers currently employed by the Company, the following table lists the estimated enhanced change-in-control severance benefits that might become payable to each such Named Officer upon his or her qualifying termination in connection with a change in control. The benefits in the table were calculated for a hypothetical change-in-control severance date of December 31, 2010, and would be in lieu of (not in addition to) the severance benefits disclosed above that would be payable if the involuntary termination occurred other than in connection with a change in control.

Name	Estimated Total Value of Cash Payments ($)	Estimated Total Value of Health Coverage Continuation(1) ($)	Actuarial Present Value of Additional Age and Service Pension Credits ($)	Estimated Total Value of Equity Acceleration ($)	Maximum Value of Reimbursable Expenses(2) ($)
Theodore F. Craver, Jr.	7,700,000	—	1,171,550	1,364,434	64,500
W. James Scilacci	3,190,000	—	374,539	377,591	64,500
Linda G. Sullivan	1,245,745	27,577	119,120	109,600	77,000
Robert L. Adler	3,190,000	15,307	822,404	301,787	149,500
Ronald L. Litzinger	2,987,000	225,000	311,644	371,121	149,500
Pedro J. Pizarro	1,566,570	27,577	133,273	229,833	77,000
Peter T. Dietrich	1,380,583	30,510	90,077	24,053	77,000

(1)

Messrs. Craver and Scilacci would have been eligible for retiree health care benefits if they retired regardless of whether they were eligible to receive severance benefits. Mr. Litzinger would have become eligible for retiree health care benefits as a result of eligibility for severance benefits.

(2)

Includes outplacement education, estate/financial planning and preventive health care expenses, except that no estate/financial planning expenses are reflected for Messrs. Craver and Scilacci, who would have been eligible for the program if they retired regardless of whether they were eligible to receive severance benefits.

Former Named Officers

Mr. Fielder did not become entitled to any of the benefits described above in connection with his retirement. In connection with his retirement, Mr. Fohrer became entitled to the following termination benefits:

•	Total cash payments under the Severance Plan of $1,224,500 (this amount is included as 2010 compensation);

•	Additional age and service pension credits under the Executive Retirement Plan having an estimated value of $530,738 (this amount is included as 2010 compensation);

•	Additional age credit and one-year extension of survivor benefits under the Executive Supplemental Benefit Program (see below) having an estimated value of $11,968; and

•	Reimbursement of post-termination expenses of up to $31,500.

Survivor Benefit Plan

The EIX 2008 Executive Survivor Benefit Plan provides beneficiaries of participants with income continuation benefits in the event of the participant’s death while employed. The after-tax benefit for senior officers such as the participating Named Officers is equal to one times the executive’s cash compensation (annual salary rate plus average annual incentive percentage). However, officers who were senior officers at any time during 2007 are generally grandfathered in an after-tax benefit equal to two times the executive’s cash compensation. All of the participating Named Officers except Messrs. Adler and Dietrich are eligible for grandfathered benefits. The normal form of payment for benefits is a lump sum paid by the EIX affiliate employing the officer at the time of death.

The following table lists the Named Officers eligible for benefits under the Survivor Benefit Plan and the after-tax value of the amounts that would have become payable if they had died while employed on December 31, 2010. No benefits would be payable if a Named Officer died following termination of employment. The amounts listed below assume that all benefits would be paid in a lump-sum following death.

Name	Estimated Value of Payments if Death Occurred While Employed ($)
Theodore F. Craver, Jr.	5,112,000
W. James Scilacci	2,172,000
Linda G. Sullivan	1,298,000
Robert L. Adler	1,012,000
John R. Fielder	1,908,000
Ronald L. Litzinger	1,986,000
Pedro J. Pizarro	1,592,000
Peter T. Dietrich	674,250

Executive Supplemental Benefit Program

Mr. Fohrer elected to retain benefits under a prior supplemental benefit program. To compensate the Company for the added cost of these benefits, his salary was reduced by $8,000 annually, he forewent the additional 7.5% accrual in the Executive Retirement Plan, and he was not eligible for the EIX 2008 Executive Survivor Benefit Plan or the EIX 2008 Executive Disability Plan.

The supplemental benefits Mr. Fohrer elected to retain include the following death benefits if he were to die within one year of retirement: survivor income continuation benefit with an after-tax value equal to two times his base salary plus average annual incentive award (average of the annual incentive percentages from the highest three years of the past five, applied to the final salary rate), doubled if the death were accidental (as of the end of 2010, the after-tax value of that benefit for non-accidental death would have been $3,160,000). If he were to die more than one year after retirement, the after-tax value of the survivor income continuation benefit would be half the pre-retirement death benefit and there would be no doubling for accidental death.

Deferred Compensation Plans

Upon a Named Officer’s retirement or other termination of employment, the Named Officer will generally receive a payout of any non-qualified deferred compensation balances under the Executive Deferred Compensation Plan. Please see the “Non-Qualified Deferred Compensation” table and related discussion above for a description of these deferred compensation balances and payment terms. In the event of involuntary severance not for cause or qualifying termination in a change in control, unvested amounts derived from Company contributions would vest. Only Messrs. Adler and Dietrich had such unvested amounts as of December 31, 2010, which would have totaled $66,656 and $907,662, respectively.

The Executive Deferred Compensation Plan provides that, if a participant eligible to participate in the plan prior to January 1, 2009 dies within ten years of initial eligibility to participate in the plan, the account balance would be doubled and paid out on the schedule previously elected by the participant. Only Messrs. Adler and Dietrich and Ms. Sullivan were eligible for this benefit as of December 31, 2010, as the other Named Officers had all been participants in the plan for more than ten years.

SCE Retirement Plan and Executive Retirement Plan

In connection with a Named Officer’s termination of employment, the Named Officer will generally receive a payout of his or her vested retirement benefits under the SCE Retirement Plan and the Executive Retirement Plan. The “Pension Benefits” table and related discussion above describe these retirement payments and associated survivor benefits.

DIRECTOR COMPENSATION

The following table presents information regarding the compensation paid during 2010 to our non-employee Directors. The compensation paid to any Director who is also an employee is presented in the “Summary Compensation Table” and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1),(2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5)(6) ($)	Total ($)

	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jagjeet S. Bindra	57,500	100,020	—	—	—	10,000	167,520
Vanessa C.L. Chang	82,000	100,020	—	—	5,339	10,000	197,359
France A. Córdova	84,000	100,020	—	—	10,746	500	195,266
Charles B. Curtis	96,000	100,020	—	—	7,008	—	203,028
Bradford M. Freeman	98,000	100,020	—	—	16,647	10,000	224,667
Luis G. Nogales	96,000	100,020	—	—	12,186	5,000	213,206
Ronald L. Olson	66,000	100,020	—	—	27,548	10,000	203,568
James M. Rosser	84,000	100,020	—	—	93,390	16,839	294,249
Richard T. Schlosberg, III	115,000	100,020	—	—	17,308	10,000	242,328
Thomas C. Sutton	114,000	100,020	—	—	27,463	10,000	251,483
Brett White	84,000	100,020	—	—	4,618	10,000	198,638

(1)

The amounts reported for stock awards reflect the aggregate grant date fair value of those awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see Note 8 (Compensation and Benefit Plans) to EIX’s Consolidated Financial Statements, included as part of EIX’s 2010 Annual Report to Shareholders.

(2)	Each share or deferred stock unit award was granted April 22, 2010 and had a value of $34.09 on the grant date.

(3)

We did not grant stock options to our non-employee Directors in 2010. The number of outstanding stock options from grants in prior years held by each non-employee Director as of December 31, 2010 was as follows: Messrs. Freeman, Nogales, Olson, Schlosberg and Sutton 15,500 each, Dr. Córdova 13,500, Mr. Curtis 10,000, Ms. Chang and Mr. White 7,500 each, and Dr. Rosser 5,000.

(4)

Amounts reported consist of interest on deferred compensation account balances considered under SEC rules to be at above-market rates and, for Messrs. Nogales, Olson and Rosser, changes from January 1, 2010 to December 31, 2010 in the present value of benefits under the Retirement Plan for Directors. The present value of the benefits for Messrs. Nogales, Olson and Rosser increased by $5,328, $1,869 and $16,206, respectively.

(5)

EIX has a matching gift program that provides assistance to qualified public and private schools by matching dollar-for-dollar gifts of at least $25 up to a prescribed maximum amount per calendar year for the Company’s employees and Directors. EIX matches aggregate Director contributions of up to $10,000 per calendar year to qualified institutions. Under the Director Matching Gift Program, matching amounts for non-cash gifts are determined based on the value of the gift on the date given by the Director. For purposes of determining the date on which an eligible (publicly-traded) stock gift is given, such date will be based on the date stock ownership transfers to the eligible institution.

(6)	Includes $6,839 for Dr. Rosser as the cost of post-retirement survivor benefits under the 1985 Director Deferred Compensation Plan described below.

Annual Retainer and Meeting Fees

Compensation for non-employee Directors during 2010 included an annual retainer, fees for attending meetings, and an annual equity award. Directors were offered the opportunity to receive all of their compensation on a deferred basis under the EIX Director Deferred Compensation Plan. The following table sets forth the current retainers and meeting fees:

Type of Fee	Dollar Amount
Annual Board Retainer:	$50,000
Additional Annual Board Retainer to: • Audit Committee Chair • Other Committee Chairs • Lead Director	$20,000 $10,000 $20,000
Each Board, Board committee, subcommittee, or other business meeting, including adjourned meetings:	$ 2,000

Directors receive only one meeting fee for each Board or Board committee meeting held jointly or consecutively, and for joint meetings of more than one committee. It is the usual practice that meetings of the EIX and SCE Board and Board committees are held jointly and a single meeting fee is paid for each joint meeting.

All Directors are also reimbursed for out-of-pocket expenses incurred for serving as Directors and are eligible to participate in the Director Matching Gift Program described above in footnote (5) to the “Director Compensation” table.

Annual Equity Awards

Under the Director compensation policy in effect during 2010, non-employee Directors were granted the following annual equity awards:

•	Upon initial election to the Board, an award of EIX deferred stock units with an aggregate grant date value of $100,000 on the date of their election; and

•	Upon re-election to the Board, an award of EIX Common Stock or deferred stock units, to be specified in advance by the Director, with an aggregate grant date value of $100,000.

The number of shares or units granted is determined by dividing $100,000 by the closing price of EIX Common Stock on the date of election or re-election and rounding up to the next whole share.

Directors have the opportunity to elect in advance to receive their re-election award entirely in EIX Common Stock, entirely in deferred stock units, or in any combination of the two. A deferred stock unit is a contractual right to receive one share of EIX Common Stock. Deferred stock units are credited to the Director’s account under the EIX Director Deferred Compensation Plan described below. Deferred stock units cannot be voted or sold and accrue dividend equivalents on the ex-dividend date, if and when dividends are declared on EIX Common Stock, that are converted to additional stock units.

Each Director’s equity award in 2010 was granted under the EIX 2007 Performance Incentive Plan. Directors serving on both Company Boards receive only one award per year.

EIX Director Deferred Compensation Plan

As part of the 2008 Internal Revenue Code Section 409A amendments, the EIX Director Deferred Compensation Plan was separated into two different plan documents. The grandfathered plan document applies to deferrals that were earned prior to January 1, 2005, while the 2008 plan document applies to deferrals that were earned on or after January 1, 2005.

Eligibility and Deferrals

Non-employee Directors are eligible to defer up to 100% of their annual retainers and meeting fees. Any portion of a Director’s annual equity award that he or she elects to receive as deferred stock units is automatically deferred. Amounts deferred (other than deferred stock units) accrue interest until paid to the Director at a rate equal to the average monthly Moody’s Corporate Bond Yield for Baa Public Utility Bonds over a 60-month period ending November 1 of the prior year.

Payment of Benefits – Grandfathered Plan

Amounts deferred under the grandfathered plan document (other than deferred stock units) may be deferred until a specified date, retirement, death or discontinuance of service as a Director. At the Director’s election, any such compensation that is deferred until retirement or death may be paid as a lump sum, in monthly installments over 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Any such deferred compensation is paid as a single lump sum or in three annual installments upon any other discontinuance of service as a Director. Directors may elect at the time of deferral to receive payment on a fixed date in accordance with procedures established. Deferred amounts may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Deferred stock units may be deferred until retirement, death or discontinuance of service as a Director. The deferred stock units will be distributed in EIX Common Stock in a lump sum upon the Director’s retirement, unless a request to receive distribution in the form of annual installments over 5, 10, or 15 years was previously approved. Discontinuance of service as a Director prior to retirement will result in a lump sum payout of deferred stock units in EIX Common Stock. Upon the Director’s death, any remaining deferred stock unit balance will be paid to the Director’s beneficiary in a lump sum in EIX Common Stock. Deferred stock units may also be paid in connection with a change in control of EIX or SCE in certain circumstances.

Payment of Benefits – 2008 Plan

Any amounts deferred under the 2008 plan document (including deferred stock units) may be deferred until a specified date no later than the date the Director turns age 75, retirement, death, disability or other separation from service. Directors have sub-accounts for each annual deferral for which the following forms of payment may be elected:

•	Single lump-sum;

•	Two to fifteen annual installments;

•	Monthly installments for 60 to 180 months; or

•	Any combination of the above.

Payments triggered by retirement, death, disability or other separation from service may begin upon the applicable triggering event or a specified number of months and/or years following the applicable triggering event. However, payments may not begin later than the Director’s 75th birthday unless the Director is still on the Board. Payments are subject to certain administrative earliest payment date rules, and may be delayed or accelerated in accordance with the 2008 plan document if permitted or required under Section 409A of the Internal Revenue Code.

If a Director who was eligible to participate in the plan on or before December 31, 2008 dies within ten years of his or her initial eligibility to participate in the plan, the amount of the Director’s remaining deferred compensation account balance that will be paid to his or her beneficiary will be doubled. However, deferred stock units and any amounts attributable to dividend equivalents previously associated with stock options will not be doubled. All amounts payable are treated as obligations of EIX.

1985 Director Deferred Compensation Plan

Dr. Rosser participated in the 1985 Director Deferred Compensation Plan, under which he deferred retainers and fees during the period 1985 to 1990. The crediting rate for that plan was originally set with reference to Moody’s AAA Seasoned Corporate Bond Yield average during the period. Commencing in 2004, the crediting rate and payment terms for Dr. Rosser’s account were amended under an agreement with Dr. Rosser to correspond to those in effect for the EIX Director Deferred Compensation Plan, except that the provision for survivor benefits remains in effect. If Dr. Rosser dies before retiring from the Board, his survivors would receive payout of his balance in the plan account, and would also receive an annual amount of $70,762 for ten years following his death. If Dr. Rosser dies after retiring from the Board, his surviving spouse would receive a life annuity (but an annuity for other survivors of five years only, if the spouse dies before five years of these survivor payments) consisting of monthly payments equal to half the regular account payment amount.

Retirement Plan for Directors

Directors Nogales, Olson and Rosser participate in the Retirement Plan for Directors. Each participating Director is generally entitled to quarterly payments, commencing following the Director’s retirement, resignation or death, based on the amount of the annual retainer and regular Board meeting fees in effect at the time of such termination of service unless another payment schedule was elected under Section 409A of the Internal Revenue Code. The annual benefit for Directors Nogales, Olson and Rosser will be payable in quarterly installments for a number of years equal to the years of their service as a Director prior to 1998. No new Director after 1997 may participate in the plan, and years of service for benefit determination purposes were frozen at the end of 1997. However, the present value of these frozen benefits can change over time.

STOCK OWNERSHIP OF DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of EIX Common Stock beneficially owned as of February 15, 2011, except as otherwise indicated, by our Director nominees and Named Officers, and all Director nominees and executive officers as a group. None of the persons included in the table beneficially owns any other equity securities of the Company or its subsidiaries. The table includes shares that can be acquired through April 16, 2011, through the payment of deferred stock units, restricted stock units and the exercise of stock options, including shares which can be acquired or paid on an accelerated basis due to retirement, death, disability, resignation or involuntary termination of employment without cause.

Name of Beneficial Owner	Deferred Stock Units	Restricted Stock Units	Stock Options	Common Stock Shares(1)	Total Shares Beneficially Owned(2)	Percent of Class(3)
Director Nominees and Named Officers:
Jagjeet S. Bindra	3,014	—	—	—	3,014	*
Vanessa C.L. Chang	10,691	—	7,500	113	18,304	*
France A. Córdova	17,817	—	13,500	—	31,317	*
Theodore F. Craver, Jr.	—	67,410	1,744,333	131,289	1,943,032	*
Charles B. Curtis	13,005	—	10,000	920	23,925	*
Bradford M. Freeman	21,546	—	15,500	50,000	87,046	*
Ronald L. Litzinger	—	15,587	368,100	45,229	428,916	*
Luis G. Nogales	21,258	—	15,500	—	36,758	*
Ronald L. Olson	21,258	—	15,500	30,910	67,668	*
James M. Rosser	12,689	—	5,000	12,600	30,289	*
Richard T. Schlosberg, III	21,546	—	15,500	5,000	42,046	*
Thomas C. Sutton	21,258	—	15,500	38,757	75,515	*
Brett White	10,680	—	7,500	—	18,180	*
Additional Named Officers:
W. James Scilacci	—	15,882	435,166	31,570	482,798	*
Linda G. Sullivan	—	4,992	109,679	2,517	117,188	*
Robert L. Adler	—	15,515	323,366	10,000	348,881	*
Pedro J. Pizarro	—	9,626	259,983	18,718	288,327	*
Peter T. Dietrich	—	2,536	35,144	—	37,680	*
Alan J. Fohrer(4)	—	20,956	524,896	82,425	628,277	*
John R. Fielder(4)	—	11,067	372,720	31,200	414,987	*
EIX Director Nominees and Executive Officers as a Group (19 individuals)	174,760	142,170	3,621,042	406,790	4,344,764	1.33%
SCE Director Nominees and Executive Officers as a Group (19 individuals)	174,760	107,251	2,835,377	376,245	3,493,635	1.07%

(1)	Except as follows, each individual has sole voting and investment power:

Shared voting and sole investment power: Mr. Litzinger – 12,062; Mr. Olson – 10,000; Dr. Rosser 12,600; Mr. Scilacci – 30,672; Ms. Sullivan – 427; Mr. Pizarro – 9,499; Mr. Fohrer – 31,946; Mr. Fielder – 13,161; all EIX Directors and executive officers as a group – 78,160 and all SCE Directors and executive officers as a group – 85,532.

Shared voting and shared investment power: Ms. Chang – 113; Mr. Craver – 131,289; Mr. Curtis – 920; Mr. Litzinger – 33,167; Mr. Olson – 20,910 (includes 15,000 shares held in a foundation not deemed beneficially owned under Section 16 of the Exchange Act); Mr. Sutton – 38,757; Sullivan –2,090; Mr. Fohrer – 45,700; Mr. Fielder – 18,039; all EIX Directors and executive officers as a group –226,242; and all SCE Directors and executive officers as a group – 234,374.

(2)	Includes shares listed in the four columns to the left.

(3)	Each individual owns less than 1% of the outstanding shares of EIX Common Stock.

(4)	Beneficial ownership for Messrs. Fohrer and Fielder is listed as of December 31, 2010.

STOCK OWNERSHIP OF CERTAIN SHAREHOLDERS

The following are the only shareholders known to beneficially own more than 5% of any class of EIX or SCE voting securities as of December 31, 2010, except as otherwise indicated:

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
EIX Common Stock	State Street Corporation One Lincoln Street Boston, Massachusetts 02111	37,202,400	(1)	11.41%
EIX Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	24,365,242	(2)	7.48%
EIX Common Stock	Capital World Investors 333 South Hope Street Los Angeles, CA 90071	16,150,000	(3)	4.96%
SCE Common Stock	Edison International 2244 Walnut Grove Avenue Rosemead, California 91770	434,888,104	(4)	100%

(1)

This information is based on a Schedule 13G filed with the SEC on February 11, 2011. Acting in various fiduciary capacities, State Street reports that it has shared voting and investment power over 37,202,400 shares. This includes 22,977,821 shares, or 7.05% of the class, held by State Street as the 401(k) Plan Trustee. 401(k) Plan shares are voted in accordance with instructions given by participants, whether vested or not. 401(k) Plan shares for which instructions are not received will be voted by the 401(k) Plan trustee in the same proportion to the 401(k) Plan shares voted by other 401(k) Plan shareholders, unless contrary to ERISA.

(2)	This information is based on a Schedule 13G filed with the SEC on February 2, 2011. BlackRock Inc. reports that it has sole voting and investment power over all shares.

(3)	This information is based on a Schedule 13G filed with the SEC on February 14, 2011. Capital World Investors reports that it has sole voting and investment power over all shares.

(4)

EIX became the holder of all issued and outstanding shares of SCE Common Stock on July 1, 1988, when it became the holding company of SCE. EIX continues to have sole voting and investment power over these shares.

ITEM 5

MANAGEMENT PROPOSAL TO APPROVE AN AMENDMENT

TO THE EIX 2007 PERFORMANCE INCENTIVE PLAN

TO BE VOTED ON BY EIX SHAREHOLDERS ONLY

The EIX Board of Directors (in this section, the “Board”) recommends that shareholders approve an amendment to the EIX 2007 Performance Incentive Plan (the “Plan”). The Plan was last approved by shareholders in 2009. The Board approved the Plan amendment on February 24, 2011, subject to shareholder approval. The amendment changes the following Plan terms:

•

Increases the number of shares of EIX Common Stock authorized for issuance under the Plan from 21,500,000 shares to 49,500,000 shares. The limit on the number of incentive stock options that may be issued would correspondingly increase to 49,500,000 shares;

•

Increases the ratio used to count share usage for full value awards (i.e., awards other than stock options or stock appreciation rights) from 1.75 shares to 3.5 shares for every one share issued. This is referred to as a fungible share ratio; and

•	Extends the date to grant performance-based awards that are deductible under Section 162(m) to the date of our 2016 Annual Meeting.

Reasons for the Proposal

The Board believes that the Plan is well-designed to attract, retain and reward officers and key employees, and to align executives’ interests with the long-term interests of shareholders. If the maximum number of shares that may be issued under the Plan is not increased, there may be an insufficient number of shares available to continue making awards under the Plan after 2011. The Plan is the only plan under which the Company may award new equity-based compensation. The availability of shares is affected by the market price of the EIX Common Stock and by the level and mix of awards actually granted under the Plan.

The fungible share ratio provides the Company flexibility in allocating equity awards among the various types of awards while acknowledging the difference in value between an option and full value award. The proposed adjustment in the fungible share ratio is intended to update the value of option awards relative to full value awards granted under the Plan.

The Company’s authority to grant performance-based awards that are deductible under Section 162(m) currently expires in 2013. Under tax rules, the period of grant authority is limited to the five-year period following shareholder approval of the Plan or any amendment of the Plan. Extending our ability to grant such performance-based awards until 2016 will preserve the deductibility of incentive compensation payment to our executive officers without the need to again seek shareholder approval of a Plan amendment for this purpose before 2016.

Material Features of the Plan

The material features of the Plan are described below. The summary is qualified in its entirety by the full text of the Plan, which has been filed as an appendix to this Joint Proxy Statement that was filed electronically with the SEC and is available on the SEC website at www.sec.gov. You may also obtain, free of charge, a copy of the Plan by writing to the Corporate Secretary. Capitalized terms used in the summary are defined in the Plan.

Administration

The Board has delegated general administrative authority for the Plan to its Compensation and Executive Personnel Committee (the “Committee”). The Committee has broad authority under the Plan including the authority to select participants and determine awards; establish terms and conditions of awards; and make certain adjustments to awards. However, awards granted to non-employee directors require the approval of the Board.

Eligibility

All officers and employees of EIX or any of its subsidiaries, and non-employee directors of EIX and SCE, are eligible to receive awards under the Plan. As of January 31, 2011, the Committee had made awards to each of the eleven non-employee directors and to 229 officers and employees, each of whom is an executive-level employee for compensation purposes.

No Repricing

In no case will any amendment, cancellation or other adjustment be made to a stock option or stock appreciation right award under the Plan that would constitute a repricing of the per-share exercise or base price of the award, except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders.

Types of Awards

Awards that may be granted under the Plan include stock, stock options, stock appreciation rights, restricted stock, performance shares, stock units, stock bonuses, and other forms of awards granted or denominated in EIX Common Stock or units of EIX Common Stock, or similar rights to purchase or acquire shares of EIX Common Stock, as well as cash bonus awards. Any award may be structured to be paid or settled in cash.

Stock Options. A stock option is the right to purchase shares of EIX Common Stock at a future date at a specified price per share, which is referred to as the exercise price. The exercise price of an option may not be less than the fair market value of a share of EIX Common Stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the Plan. Incentive stock options may be granted only to employees of EIX or its subsidiaries.

Stock Appreciation Rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of EIX Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The Committee will establish the base price at the time of grant of the stock appreciation right, which may not be less than the fair market value of a share of EIX Common Stock on the date of grant. The maximum term of a stock appreciation right is ten years from the date of grant.

Dividend Equivalents. Dividend equivalent rights may be granted as a separate award or in connection with another award under the Plan. Any dividends and/or dividend equivalents as to the unvested portion of a restricted stock or stock unit award that is subject to vesting requirements will be subject to the same vesting requirements as the corresponding portion of the award.

Section 162(m) Performance-Based Awards. The Committee may grant awards that are intended to be performance-based awards within the meaning of Section 162(m). These awards are referred to as performance-based awards. Performance-based awards are in addition to any of the other types of awards that may be granted under the Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-based awards may be in the form of performance-based restricted stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of performance-based awards will depend on the absolute or relative performance of EIX on a consolidated, subsidiary, segment, division, or business unit basis. The Committee must establish the criteria and targets on which performance will be measured in advance of applicable deadlines and while the attainment of the performance targets remains substantially uncertain. The criteria that the Committee may use for this purpose will include one or more of the following, from continuing operations or otherwise: cost recovery from rates, operating revenue, net income from operations, net income, credit ratings, general and administrative costs, earnings (before or after interest, taxes, depreciation and/or amortization), growth in earnings, earnings per share, net present value, growth in net present value, return on equity, return on capital, economic value added, cash flow, asset sale revenue, sales revenue, capital investment, debt level, market capitalization, shareholder return, debt service, installation rates (e.g., electric meters), response time, infrastructure replacement rates, safety incident rates, availability factors (plants and energy projects), forced outage rates (plants and energy projects), match of power supply to demand, reliability (of power supplied to customers), customer satisfaction rates, environmental performance rates, energy efficiency savings, emissions rates, productivity rates, process efficiency rates, workforce diversity, position vacancy rates, claim resolution rates, regulatory approval percentages, training completion rates, number of renewables projects, megawatts from renewables, percentage of megawatts from renewables, litigation results, and adherence to schedules for steam generator replacement, new peaker installation, permitting and construction, regulatory filing, debt restructuring, distribution system refurbishment and expansion, and advanced metering implementation, or any combination thereof. The performance measurement period for an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes, or other extraordinary events not foreseen when the targets were set, unless the Committee provides otherwise when establishing the targets.

Performance-based awards may be paid in stock or cash. Before any performance-based award is paid, the Committee must certify that the applicable performance targets have been satisfied. The Committee has discretion to determine any other restrictions or other limitations of performance-based awards and may reserve discretion to reduce payments below maximum award limits.

Authorized Shares; Limits on Awards

The maximum shares of EIX Common Stock that may be delivered pursuant to awards under the Plan is the 21,500,000 shares currently authorized, plus shares that have become available as a result of the cancellation or termination of awards under the EIX Equity Compensation Plan and the EIX 2000 Equity Plan (together, the “Prior Plans”).

As of January 31, 2011, the total number of shares of EIX Common Stock available for delivery under the Plan was 22,371,318, of which 9,018,315 were then available for the grant of new awards. The total number of shares consists of the 21,500,000 shares that were originally available under the Plan and 871,318 shares that have become available as a result of the cancellation or termination of awards under the Prior Plans. No additional awards may be granted under the Prior Plans.

The total shares available for grant as of January 31, 2011 noted above does not reflect 3,659,744 shares that the Committee granted under the Plan on March 3, 2011 as part of its annual executive compensation determination. Upon giving effect to those grants, the current fungible share ratio, and the cancellation of options occurring between February 1 and March 3, 4,979,905 shares are available for new grant awards.

As of January 31, 2011, a total of 20,222,780 shares were subject to all outstanding EIX equity awards, of which 11,731,934 were subject to awards then outstanding under the Plan and 8,490,846 were subject to awards then outstanding under the Prior Plans. Of the 20,222,780 shares subject to awards outstanding on January 31, 2011, 18,816,217 were subject to outstanding EIX stock options and 1,406,563 were subject to outstanding awards other than stock options.

Although EIX no longer grants stock options that have associated dividend equivalent rights, certain prior stock option grants do have associated dividend equivalent rights. Of the 18,816,217 stock options outstanding on January 31, 2011, 20,000 options carry dividend equivalent rights until April 27, 2011, and 25,000 options carry dividend equivalent rights until April 26, 2012. The stock options that carry dividend equivalent rights until April 27, 2011 have a weighted average exercise price of $40.05 and a weighted average remaining term of 5.24 years. The stock options that carry dividend equivalent rights until April 26, 2012 have a weighted average exercise price of $53.83 and a weighted average remaining term of 6.25 years. The 18,771,217 options that do not carry dividend equivalent rights have a weighted average exercise price of $33.32 and a weighted average remaining term of 6.08 years. The Plan currently includes the following additional limits:

•

The current maximum number of shares that may be delivered pursuant to incentive stock options granted under the plan is 21,500,000 shares. Shares delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate Plan share limit described above;

•	The maximum number of shares subject to options and stock appreciation rights that are granted to any individual during any calendar year is 1,500,000 shares;

•

Shares issued pursuant to awards other than stock option or stock appreciation rights are counted against the aggregate share limit as 1.75 shares for every one share actually issued in connection with the award; and

•

The maximum number of shares that may be subject to performance-based awards deductible under Section 162(m) and granted to any individual during any calendar year is 1,000,000 shares. In addition, any such awards granted to an individual during any calendar year that are payable only in cash and not related to shares may not provide for payment of more than $20,000,000.

Except as otherwise described below, to the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. However, the following will be counted against the share limits of the Plan:

•	Number of shares delivered in payment of a dividend equivalent right;

•	Number of shares as to which a stock option or stock appreciation right is exercised (not the actual shares delivered); and

•

Shares that are exchanged by a participant or deemed withheld to pay the exercise price of an award, as well as any shares exchanged or deemed withheld to satisfy the tax withholding obligations related to any award.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan.

In addition, the Plan provides that shares issued for awards that are granted by or become obligations of the Company through the assumption or substitution of awards in connection with an acquisition of another company will not count against the shares available for delivery under the Plan.

EIX may not increase the applicable share limits of the Plan by purchasing or repurchasing shares of EIX Common Stock on the market (by using cash received through the exercise of stock options or otherwise). However, the share requirements of the Plan may be met through authorized and unissued shares of EIX Common Stock or previously issued shares purchased on the open market.

Minimum Vesting Requirements

Subject to certain exceptions referred to below, each award granted under the Plan that is payable in shares of EIX Common Stock, other than a stock option or stock appreciation right, will be subject to the following minimum vesting requirements:

•	If the award includes a performance-based vesting condition, the award will not vest earlier than the end of a one year vesting period; and

•	If the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in substantially equal periodic installments over the three-year vesting period.

A limited number of awards may be granted with shorter vesting schedules (or no vesting schedule) and vesting may be accelerated in certain circumstances, all as described in more detail in Section 5.8 of the Plan.

Adjustments

As is customary in incentive plans of this nature, adjustments to each share limit, the number and kind of shares available, any outstanding awards, the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, may be made under the Plan in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events in respect of the shares outstanding, and extraordinary dividends or distributions to the shareholders.

Assumption and Termination of Awards

Subject to limited exceptions set forth in the Plan, if EIX dissolves or undergoes a change in control and the awards are to be terminated in connection with the transaction, all awards then-outstanding under the Plan will become fully vested or paid, as applicable. The awards will not automatically accelerate under the Plan upon a change in control if the awards are assumed, substituted for, or otherwise continued after the transaction. The Committee may provide for acceleration of vesting or payment of an award in connection with other specified events, such as a termination or constructive termination of employment by the Company (whether or not in connection with a change in control).

Termination of or Changes to the Plan

EIX may amend or terminate the Plan at any time and in any manner. An amendment of the Plan will be subject to approval by EIX shareholders under the following circumstances:

•	Shareholder approval of the amendment is required by applicable law or required under

Sections 162, 422 or 424 of the Internal Revenue Code to preserve the intended tax consequences of the plan;

•

The amendment constitutes a material modification of the Plan or shareholder approval of the amendment is otherwise required under applicable listing rules, which includes any increase in the benefit or share limits (other than as a result of an adjustment in the circumstances referred to under “Adjustments” above), any modification of the eligibility requirements, or any amendment to the minimum vesting requirements;

•	The amendment affects the Plan’s “no repricing” provisions; or

•	Shareholder approval of the amendment is otherwise deemed necessary or advisable by the Board.

Federal Income Tax Consequences of Awards Under the Plan

The current U.S. federal income tax consequences of the Plan under federal law are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue

Code to the extent an award is subject to and does not satisfy those rules; nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the federal alternative minimum tax.

The federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment. In each case, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Plan in connection with a “change in control” under the Internal Revenue Code, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the Companies in certain circumstances.

Specific Benefits Under the Plan

EIX has not approved any awards that are conditioned upon shareholder approval of the proposed amendment.

If the additional shares that will be available under the Plan if shareholders approve this Item 5 had been available for award during 2010, EIX believes that its stock-based award grants made in 2010 would not have been substantially different from those actually made under the Plan. For information regarding stock-based awards granted to EIX and SCE Named Officers during 2010, see the “Grants of Plan-Based Awards” section above.

The future grant of additional stock-based awards under the Plan and the nature of any such awards are subject to the discretion of the Committee or, in the case of awards to non-employee directors, the Board. Accordingly, the number, amount and type of discretionary awards to be received by or allocated in the future to eligible employees and directors under the Plan as a result of the proposed amendment cannot be determined.

The closing market price for a share of EIX Common Stock as of January 31, 2011 was $36.28 per share.

Aggregate Past Grants Under the Plan

The following table shows information, for the persons and groups identified below, regarding the distribution of shares of EIX Common Stock granted under the Plan as of January 31, 2011. No person has received 5% or more of the stock options or other awards granted under the Plan. Mr. Craver and each of the non-employee directors identified below is a nominee for re-election as an EIX Director at the Annual Meeting.

	Stock Options	Stock, Stock Settled Units and Performance Shares

Name	Shares Subject to Past Option Grants	Shares Subject to Past Award Grants(1)
Named Officers:
Theodore F. Craver, Jr.	1,310,805	170,760
Alan J. Fohrer	413,976	48,208
W. James Scilacci	300,394	39,176
Linda G. Sullivan	78,506	11,469
Robert L. Adler	323,366	43,646
John R. Fielder	211,385	25,038
Ronald L. Litzinger	284,139	34,555
Pedro Pizarro	182,983	21,739
Peter T. Dietrich	35,144	4,594
Total for Executive Officer Group (including the Named Officers):	3,747,986	477,003
Non-Employee Director Group:
Jagjeet S. Bindra	—	3,014
Vanessa C.L. Chang	7,500	10,691
France A. Córdova	7,500	11,498
Charles B. Curtis	7,500	10,953
Bradford M. Freeman	7,500	11,920
Luis G. Nogales	7,500	11,888
Ronald L. Olson	7,500	11,888
James M. Rosser	7,500	10,972
Richard T. Schlosberg, III	7,500	11,920
Thomas C. Sutton	7,500	11,888
Brett White	7,500	10,680
Total for Non-Employee Director Group:	75,000	117,312
Non-Executive Officer Employee Group:	8,017,229	1,111,949
Total	11,840,215	1,706,264

(1)

Excludes shares added by dividend reinvestment for grants to employees, which can amount to approximately ten percent of original shares granted if the award is retained for the entire three-year vesting period.

Equity Compensation Plan Information

The following table sets forth, for each EIX equity compensation plan, the number of shares of EIX Common Stock subject to outstanding options, warrants and rights to acquire such stock, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,314,684	(1)	$33.53	8,888,487	(2)
Equity compensation plans not approved by security holders(3)	345,588		$19.77	—
Total	20,660,272		$33.28	8,888,487

(1)

This amount includes 18,796,621 shares covered by outstanding stock options, 657,500 shares that could be delivered for outstanding performance share awards, 685,803 shares covered by outstanding restricted stock unit awards, and 174,760 shares covered by outstanding deferred stock unit awards. The weighted-average exercise price of awards outstanding under equity compensation plans approved by security holders reflected in column (b) above is calculated based on the outstanding stock options under these plans as the other forms of awards outstanding have no exercise price.

(2)

This amount is the aggregate number of shares available for new awards under the Plan as of December 31, 2010, and includes shares that have become available from the Prior Plans. However, no additional awards have been granted under the Prior Plans since April 26, 2007, and all awards granted since that date have been made under the Plan. The maximum number of shares of EIX Common Stock that may be issued or transferred pursuant to awards under the Plan is 21,500,000 shares, plus the number of any shares subject to awards issued under the Prior Plans and outstanding as of April 26, 2007 that expire, cancel or terminate without being exercised or shares being issued. Shares available under the Plan may generally, subject to certain limits set forth in the plan, be used for any type of award authorized under the Plan, including stock options, restricted stock, performance shares, restricted or deferred units, and stock bonuses. This table does not reflect the 28,000,000 additional shares that would be available under the Plan if shareholders approve the proposal to amend the Plan.

(3)

The EIX 2000 Equity Plan is a broad-based stock option plan that did not require shareholder approval. It was adopted in May 2000 by EIX with an original authorization of 10,000,000 shares. The Committee is the plan administrator. EIX nonqualified stock options were granted to employees of the EIX companies under this plan, but the granting authority expired on April 26, 2007. Any outstanding shares as of that date that expire, cancel or terminate without being exercised or shares being issued increase the maximum shares that may be delivered under the Plan as described in footnote (2) above. The exercise price was not less than the fair market value of a share of EIX Common Stock on the date of grant and the stock options cannot be exercised more than 10 years after the date of grant.

The Board recommends that you vote “FOR” Item 5.

Dated: March 18, 2011

For the Boards of Directors,

BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary
Edison International Southern California Edison Company

DIRECTIONS TO THE EIX AND SCE ANNUAL MEETING

Thursday, April 28, 2011

9:00 a.m., Pacific Time

Hilton Los Angeles/San Gabriel Hotel

225 West Valley Blvd.

San Gabriel, California 91776

The Hilton Los Angeles/San Gabriel Hotel is located just north of Interstate 10, approximately ten miles east of Downtown Los Angeles. From Interstate 10, take the Del Mar Ave. exit north (towards San Gabriel) to Valley Blvd. Turn left at Valley Blvd. to 225 West Valley Blvd.

00076019

APPENDIX

EDISON INTERNATIONAL

2007 PERFORMANCE INCENTIVE PLAN

(Amended and Restated as of February 24, 2011)

1. PURPOSE OF PLAN

The purpose of this Edison International 2007 Performance Incentive Plan (this “Plan”) of Edison International, a California corporation (the “Corporation”), is to promote the operational performance of the Corporation and its affiliates by providing selected participants a financial incentive which reinforces and recognizes long-term corporate, organizational and individual performance and accomplishments. This Plan is further intended to promote the interests of the Corporation and its shareholders by providing an additional means through the grant of awards to attract and retain selected participants and, through stock or stock-based awards, to help further align their interests with those of the Corporation’s shareholders.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; or (b) a director of the Corporation or one of its Subsidiaries. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees or subcommittees appointed by the Board or one or more subcommittees of the committees appointed by the applicable committees (within their delegated authority) to administer all or certain aspects of this Plan. Any such committee or subcommittee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. The Board or a committee may delegate some or all of their authority to a subcommittee so constituted to the extent permitted by applicable law and stock exchange listing rules. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law and stock exchange listing rules, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation, the applicable charter of any

Administrator, or any applicable law: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act).

To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

Any grant of an award to a non-employee member of the Board will be effective only if approved by the Board. Any grant of an award to the Chief Executive Officer of the Corporation or its Subsidiary Southern California Edison Company shall be determined by the Board Compensation and Executive Personnel Committees, or any other Board committee or body that has been delegated these responsibilities, if and as required by applicable stock exchange listing rules.

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such awards consistent with the express limits of this Plan;

(c)	approve the forms of any agreements evidencing awards (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this

Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 and subject to the minimum vesting provisions of Section 5.8;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock purchased on the open market. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	49,500,000 shares of Common Stock, plus

(2)

the number of any shares subject to awards granted under the Corporation’s Equity Compensation Plan and 2000 Equity Plan (the “Prior Plans”) and outstanding on the date of shareholder approval of this Plan (the “Shareholder Approval Date”) which expire or for any reason are cancelled or terminated after the Shareholder Approval Date without being exercised or shares being issued (including shares that become available because outstanding awards are settled in cash, but not any shares exchanged or withheld as full or partial payment for any award or the withholding of taxes thereon);

Shares issued in respect of any “Full-Value Award” granted under this Plan after February 26, 2009 shall be counted against the foregoing Share Limit as 3.5 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 350 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 49,500,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,500,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 175 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	No Fractional Shares; Minimum Issue. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may provide that no fewer than a stated number of shares may be purchased on exercise of any award unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5. The Administrator shall establish the installments (if any) in which options shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of options; provided that in no event shall an option be subject to one or more performance-based vesting or exercise criteria unless the performance target used for purposes of such vesting or exercise requirement is based on one or more of the Business Criteria set forth in Section 5.2.2.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any agreement or other document relating to the grant of ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable agreement evidencing the award and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years. The Administrator shall establish the installments (if any) in which SARs shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of SARs.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan. Any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate. Subject to Section 5.8, the Administrator shall establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards; provided that in no event shall an award of restricted stock (as opposed to performance shares or stock units payable upon vesting in shares of Common Stock) be subject to one or more performance-based vesting criteria unless the performance target used for purposes of such vesting requirement is based on one or more of the Business Criteria set forth in Section 5.2.2.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Subject to Section 5.8, the Administrator shall establish the installments (if any) in which Performance-Based Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), establish any applicable performance targets, and establish the events of termination or reversion of such awards. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: cost recovery from rates, operating revenue, net income from operations, net income, credit ratings, general and administrative costs, earnings (before or after interest, taxes, depreciation and/or amortization), growth in earnings, earnings per share, net present value, growth in net present value, return on equity, return on capital, economic value added, cash flow, asset sale revenue, sales revenue, capital investment, debt level, market capitalization, shareholder return, debt service, installation rates (e.g., electric meters), response time, infrastructure replacement rates, safety incident rates, availability factors (plants and energy projects), forced outage rates (plants and energy projects), match of power supply to demand, reliability (of power supplied to customers), customer satisfaction rates, environmental performance rates vs. standards, energy efficiency savings, emissions rates, productivity rates, process efficiency rates, workforce diversity, position vacancy rates, claim resolution rates, regulatory approval percentages, training completion rates, number of renewables projects, megawatts from renewables, percentage of megawatts from renewables, litigation results, steam generator replacement schedule, new peaker installation schedule, permitting and construction schedules, regulatory filing schedules, debt restructuring schedules, distribution system refurbishment and expansion, and advanced metering implementation. To the extent these terms are applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries, these terms are used as so applied. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be subject to Performance-Based Awards (including Performance-Based Awards payable in shares of Common Stock and Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the Fair Market Value of a share of Common Stock at such time) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1; provided that this limit shall not apply to Qualifying Options and Qualifying SARs (which are covered by the limit of Section 4.2(b)). The aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the Fair Market Value of a share of Common Stock upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $20,000,000. Awards that are cancelled during the year shall not be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.

5.3

Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement related to an award shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in an applicable agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) on the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price for a share of Common Stock on the Exchange on the last trading day preceding the date in question, or the average of the high and low sales prices for a share of Common Stock on the date in question or the last trading day preceding the date in question. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	Minimum Vesting Requirements. Except as otherwise provided in the following provisions of this Section 5.8 and except for any accelerated vesting required or permitted pursuant to Section 7.2, and subject to such additional vesting requirements or conditions (if any) as the Administrator may establish with respect to the award, each award granted under this Plan that is a Full-Value Award (as that term is used in Section 4.2) and payable in shares of Common Stock shall be subject to the following minimum vesting requirements: (a) if the award includes a performance-based vesting condition, the award shall not vest earlier than the first anniversary of the date of grant of the award; and (b) if the award does not include a performance-based vesting condition, the award shall not vest more rapidly than in substantially equal periodic installments over the three-year period immediately following the date of grant of the award. The Administrator may (but need not) accelerate or provide in the applicable award agreement for the accelerated vesting of any such award, however, in connection with (i) a change in control of the Corporation or the award holder’s employer (or a parent thereof), (ii) the termination of the award holder’s employment due to the Award holder’s death, disability or retirement, or a termination of the award holder’s employment by his or her employer without cause or in circumstances in which the award holder has good reason to terminate employment. The Board (or a committee thereof) may also accelerate or provide in the applicable award agreement for the accelerated vesting of any Full-Value Award in circumstances not contemplated by the preceding sentence, and/or provide for a vesting schedule that is shorter than the minimum schedule contemplated by the foregoing, in such circumstances as it may deem appropriate; provided, however, that in no event shall more than five percent (5%) of the total shares of Common Stock available for award grant purposes under this Plan be used for purposes of granting such Full-Value Awards.

5.9

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.

6.2	Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the agreement evidencing such award.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding awards.

Unless otherwise expressly provided in an agreement evidencing the award, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the agreement evidencing the award, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs

(after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any agreement evidencing the award, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in any agreement evidencing awards and may accord any Eligible Person a right to refuse any acceleration, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4	Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control of EIX” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(A)	Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) becomes the

Beneficial Owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation’s then outstanding securities. For purposes of this clause, “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, except that such term shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Corporation with a view towards distribution; and the term “Beneficial Owner” shall mean as defined under Rule 13d-3 promulgated under the Exchange Act.

(B)	On any day after the date of grant of the particular award (the “Reference Date”) Continuing Directors cease for any reason to constitute a majority of the Board. A director is a “Continuing Director” if he or she either: (i) was a member of the Board on the applicable Initial Date (an “Initial Director”); or (ii) was elected to the Board, or was nominated for election by the Corporation’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office. A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (ii) above if his or her election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. For these purposes, “Initial Date” means the later of (A) the date of grant of the award or (B) the date that is two (2) years before the Reference Date.

(C)	The Corporation is liquidated; all or substantially all of the Corporation’s assets are sold in one or a series of related transactions; or the Corporation is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Notwithstanding the foregoing, a bankruptcy of the Corporation or a sale or spin-off of an affiliate of the Corporation (short of a dissolution of the Corporation or a liquidation of substantially all of the Corporation’s assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.

8. OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment contract other than an agreement under this Plan.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, or the Administrator may convert the right to receive such shares to a right to receive a cash payment only, as necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of January 12, 2007, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Shareholder Approval. An amendment of this Plan shall be subject to approval by the Corporation’s shareholders if (a) shareholder approval of the amendment is required by applicable law or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, (b) the amendment constitutes a material modification of the Plan (within the meaning of applicable listing rules) or shareholder approval of the amendment is otherwise required under applicable listing rules, or (c) shareholder approval of the amendment is otherwise deemed necessary or advisable by the Board. Without limiting the generality of the foregoing, in any case the following amendments shall be deemed to constitute “material modifications” of the Plan for purposes of clause (b) above that shall require shareholder approval: (i) any increase in the benefit or share limits set forth in this Plan (other than as a result of an adjustment pursuant to Section 7.1); (ii) any modification of the eligibility requirements set forth in this Plan; (iii) any amendment to the minimum vesting requirements set forth in this Plan; or (iv) any amendment to the no repricing provisions set forth in Sections 3.2(g) and 3.2(j).

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no repricing provision set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding agreement entered into under this Plan shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the agreements entered into under this Plan and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award, or any agreement evidencing such award, against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

SOUTHERN CALIFORNIA

EDISON

An EDISON INTERNATIONAL Company

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/sce

Use the Internet to vote your proxy until 9:00 p.m. (Pacific Time) on April 27, 2011.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 9:00 p.m. (Pacific Time) on April 27, 2011.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, please do NOT mail your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please fold here – Do not separate

The Board of Directors Recommends a Vote “FOR” Items 1, 2, and 3, and “1 YEAR” for Item 4.

1. Election of directors:

FOR AGAINST ABSTAIN

01 Jagjeet S. Bindra

02 Vanessa C.L. Chang

03 France A. Córdova

04 Theodore F. Craver, Jr.

05 Charles B. Curtis

06 Bradford M. Freeman

07 Ronald L. Litzinger

FOR AGAINST ABSTAIN

08 Luis G. Nogales

09 Ronald L. Olson

10 James M. Rosser

11 Richard T. Schlosberg, III

12 Thomas C. Sutton

13 Brett White

2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

For Against Abstain

3. Advisory Vote on Executive Compensation

For Against Abstain

4. Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

1 Year 2 Years 3 Years Abstain

WHEN PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ITEMS 1, 2, 3, AND “1 YEAR” FOR ITEM 4.

Date I plan to attend the meeting.

Signature(s) in Box

Please sign exactly as your name(s) appears on this card. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this card.

SOUTHERN CALIFORNIA

EDISON

An EDISON INTERNATIONAL Company

2011 ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 28, 2011

9:00 a.m. Pacific Time

Hilton Los Angeles/San Gabriel Hotel

225 West Valley Blvd.

San Gabriel, California 91776

San Gabriel Hilton

Downtown Los Angeles

Valley Blvd.

710 Fwy

New Ave.

Del Mar Ave.

10 Fwy

SOUTHERN CALIFORNIA EDISON COMPANY

proxy card

Annual Meeting – April 28, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THEODORE F. CRAVER, JR. and W. JAMES SCILACCI are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at the Hilton Los Angeles/San Gabriel Hotel, 225 West Valley Blvd., San Gabriel, California 91776, on April 28, 2011, at 9:00 a.m., Pacific Time, or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matters listed on the other side.

The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED “FOR” ITEMS 1, 2 AND 3, AND “1 YEAR” FOR ITEM 4. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS, PLEASE MARK, SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE PROMPTLY USING THE ENCLOSED ENVELOPES. TO VOTE BY PHONE OR THE INTERNET, PLEASE SEE THE REVERSE SIDE OF THIS CARD.

See reverse for voting instructions.

SOUTHERN CALIFORNIA

EDISON

An EDISON INTERNATIONAL Company

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY # CONTROL #

SOUTHERN CALIFORNIA EDISON COMPANY

ANNUAL MEETING OF SHAREHOLDERS Thursday, April 28, 2011 9:00 a.m., Pacific Time Hilton Los Angeles/San Gabriel Hotel 225 West Valley Blvd.

San Gabriel, California 91776

Directions to the Southern California Edison Company Annual Meeting are available in the proxy statement which can be viewed at www.edison.com/annualmeeting

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2011.

Notice is hereby given that the Annual Meeting of Shareholders of Southern California Edison Company will be held at the Hilton Los Angeles/San Gabriel Hotel, 225 West Valley Blvd., San Gabriel, California 91776.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and the 2010 Annual Report are available at www.edison.com/annualmeeting.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 15, 2011 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote “FOR” Items 1, 2 and 3, and “1 YEAR” for Item 4:

1. Election of Directors:

01 Jagjeet S. Bindra

02 Vanessa C.L. Chang

03 France A. Córdova

04 Theodore F. Craver, Jr.

05 Charles B. Curtis

06 Bradford M. Freeman

07 Ronald L. Litzinger

08 Luis G. Nogales

09 Ronald L. Olson

10 James M. Rosser

11 Richard T. Schlosberg, III

12 Thomas C. Sutton

13 Brett White

2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

3. Advisory Vote on Executive Compensation

4. Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/sce

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 9:00 p.m. Pacific Time on April 27, 2011.

Please have this Notice available and follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

To request paper copies of the proxy materials, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/sce. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 from the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “SCE Materials Request” in the subject line. The email must include:

The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

Your preference to receive printed materials via mail -or- an email with links to the electronic materials.

If you choose email delivery, you must include the email address.

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information About This Notice

This Important Notice Regarding the Availability of Proxy Materials is provided to shareholders in place of printed materials for the upcoming Annual Meeting of Shareholders. You will not receive a printed copy of the proxy materials unless you request one by following the instructions above.

In 2007, the Securities and Exchange Commission adopted a rule permitting companies to send shareholders a notice regarding the Internet availability of proxy materials rather than distribute printed proxy materials. Distributing these proxy materials via the Internet saves us the cost of printing, mailing and storing documents, and reduces the impact of the Annual Meeting on the environment.

This Notice contains specific information regarding the Annual Meeting, the proposals to be voted on at the Annual Meeting, and the Internet site where the proxy materials may be found. It is not a form for voting and should not be returned to the Company or Wells Fargo Shareowner Services. Please use the company and control numbers provided on the first page of this Notice to vote your shares at www.eproxy.com/sce.

The following e-mail was sent on March 18, 2011 to Southern California Edison Company registered shareholders who previously requested e-mail delivery of their proxy materials:

Subject: Southern California Edison 2011 Annual Meeting

Dear Southern California Edison Company Shareholder:

The 2011 Annual Meeting of Shareholders will be held at 9:00 a.m. on Thursday, April 28, 2011 at the Hilton Los Angeles/San Gabriel Hotel, San Gabriel, CA, 91776.

Our records indicate that you consented to receive your proxy materials over the Internet. This e-mail provides the information you need to view the proxy materials online and vote your shares.

The Proxy Statement and 2010 Annual Report are available at www.edison.com/annualmeeting.

The Notice of Annual Meeting is included in the Proxy Statement.

You may use the Internet to vote your proxy 24 hours a day, 7 days a week, through 9:00 p.m. Pacific time on April 27, 2011. You will need the following important numbers to access the Internet voting site and vote your shares:

Your company number: 000

Your personal eleven-digit control number: 00000000000

Thank you for your attention to this important matter.

Barbara E. Mathews

Vice President, Associate General Counsel,

Chief Governance Officer and Corporate Secretary